PURCHASE AGREEMENT

                                by and among

                        HUDSON HIGHLAND GROUP, INC.,
                       HIGHLAND PARTNERS CO (CANADA),
                    HIGHLAND PARTNERS (AUST) PTY LTD, and
                          HIGHLAND PARTNERS LIMITED

                                     and

                  HEIDRICK & STRUGGLES INTERNATIONAL, INC.,
                   HEIDRICK & STRUGGLES CANADA, INC., and
                    HEIDRICK & STRUGGLES AUSTRALIA, LTD.



                       Dated as of September 18, 2006

                              TABLE OF CONTENTS
                              ------------------

   ARTICLE I           Purchase and Sale of Assets . . . . . . . . . .  1
        Section 1.1    Purchased Assets  . . . . . . . . . . . . . . .  1
        Section 1.2    Excluded Assets . . . . . . . . . . . . . . . .  2
        Section 1.3    Assumed Liabilities . . . . . . . . . . . . . .  3
        Section 1.4    Excluded Liabilities  . . . . . . . . . . . . .  4

   ARTICLE II          Purchase Price  . . . . . . . . . . . . . . . .  5
        Section 2.1    Amount and Form of Purchase Price . . . . . . .  5
        Section 2.2    Payment of Closing Payment  . . . . . . . . . .  5
        Section 2.3    Adjustment of Purchase Price  . . . . . . . . .  5
        Section 2.4    Earnout . . . . . . . . . . . . . . . . . . . .  8
        Section 2.5    Collection of Receivables . . . . . . . . . . . 11
        Section 2.6    Allocation of Purchase Price  . . . . . . . . . 12

   ARTICLE III         Closing . . . . . . . . . . . . . . . . . . . . 12
        Section 3.1    Closing Date  . . . . . . . . . . . . . . . . . 12
        Section 3.2    Closing Deliveries  . . . . . . . . . . . . . . 13
        Section 3.3    Third-Party Consents  . . . . . . . . . . . . . 13

   ARTICLE IV          Representations and Warranties of Seller  . . . 14
        Section 4.1    Organization and Good Standing  . . . . . . . . 14
        Section 4.2    Authorization, Validity and Execution . . . . . 14
        Section 4.3    Consents and Approvals  . . . . . . . . . . . . 14
        Section 4.4    No Violations . . . . . . . . . . . . . . . . . 14
        Section 4.5    Financial Statements  . . . . . . . . . . . . . 15
        Section 4.6    Receivables . . . . . . . . . . . . . . . . . . 15
        Section 4.7    No Undisclosed Liabilities  . . . . . . . . . . 15
        Section 4.8    Absence of Certain Changes or Events  . . . . . 15
        Section 4.9    Real Property.  . . . . . . . . . . . . . . . . 16
        Section 4.10   Intellectual Property . . . . . . . . . . . . . 17
        Section 4.11   Contracts . . . . . . . . . . . . . . . . . . . 18
        Section 4.12   Title, Sufficiency and Condition of Assets  . . 20
        Section 4.13   Litigation  . . . . . . . . . . . . . . . . . . 21
        Section 4.14   No Default; Compliance with Laws; Permits . . . 21

        Section 4.15   Taxes . . . . . . . . . . . . . . . . . . . . . 21
        Section 4.16   Employee Benefit Plans  . . . . . . . . . . . . 23
        Section 4.17   Employee and Labor Matters  . . . . . . . . . . 24
        Section 4.18   Customers and Suppliers . . . . . . . . . . . . 25
        Section 4.19   Environmental Matters . . . . . . . . . . . . . 25
        Section 4.20   Related Party Transactions  . . . . . . . . . . 26
        Section 4.21   Insurance . . . . . . . . . . . . . . . . . . . 26
        Section 4.22   Brokers and Finders . . . . . . . . . . . . . . 26
        Section 4.23   Full Disclosure . . . . . . . . . . . . . . . . 26
        Section 4.24   No Other Representations and Warranties . . . . 26

   ARTICLE V           Representations and Warranties of Purchaser . . 27
        Section 5.1    Organization and Standing . . . . . . . . . . . 27
        Section 5.2    Authorization, Validity and Execution . . . . . 27
        Section 5.3    Consents and Approvals  . . . . . . . . . . . . 27
        Section 5.4    No Violation  . . . . . . . . . . . . . . . . . 27
        Section 5.5    Availability of Funds . . . . . . . . . . . . . 28
        Section 5.6    Litigation  . . . . . . . . . . . . . . . . . . 28
        Section 5.7    Brokers . . . . . . . . . . . . . . . . . . . . 28

   ARTICLE VI          Covenants . . . . . . . . . . . . . . . . . . . 28
        Section 6.1    Conduct of Business Pending the Closing . . . . 28
        Section 6.2    Consents  . . . . . . . . . . . . . . . . . . . 30
        Section 6.3    Implementing Agreement; Further Assurances;
                       Cooperation . . . . . . . . . . . . . . . . . . 30
        Section 6.4    Notification  . . . . . . . . . . . . . . . . . 30
        Section 6.5    Purchaser's Inspection Rights . . . . . . . . . 31
        Section 6.6    Confidentiality; Publicity  . . . . . . . . . . 31
        Section 6.7    Noncompetition and Nonsolicitation  . . . . . . 32
        Section 6.8    Employee Matters  . . . . . . . . . . . . . . . 33
        Section 6.9    Continued Use of "Highland" Name  . . . . . . . 35
        Section 6.10   Transfer Taxes  . . . . . . . . . . . . . . . . 35
        Section 6.11   No Solicitation . . . . . . . . . . . . . . . . 36
        Section 6.12   Additional Financial Statements . . . . . . . . 36
        Section 6.13   Termination of Related Party Arrangements . . . 36
        Section 6.14   Termination of All Encumbrances . . . . . . . . 36

        Section 6.15   Releases from Letters of Credit and
                       Guarantees  . . . . . . . . . . . . . . . . . . 36
        Section 6.16   Bulk Sales Law  . . . . . . . . . . . . . . . . 37
        Section 6.17   New York Lease Cancellation . . . . . . . . . . 37

   ARTICLE VII         Conditions to Closing . . . . . . . . . . . . . 37
        Section 7.1    Conditions to Obligations of Purchaser  . . . . 37
        Section 7.2    Conditions to Obligations of Seller and the
                       Selling Subsidiaries  . . . . . . . . . . . . . 39

   ARTICLE VIII        Indemnification . . . . . . . . . . . . . . . . 40
        Section 8.1    Indemnification by Seller . . . . . . . . . . . 40
        Section 8.2    Indemnification by Purchaser  . . . . . . . . . 41
        Section 8.3    Survival of Representations, Warranties and
                       Covenants . . . . . . . . . . . . . . . . . . . 41
        Section 8.4    Limitations on Indemnification Obligations  . . 42
        Section 8.5    Exclusive Remedy  . . . . . . . . . . . . . . . 44

   ARTICLE IX          Tax Matters . . . . . . . . . . . . . . . . . . 44
        Section 9.1    Canadian Tax Election . . . . . . . . . . . . . 44
        Section 9.2    UK Value Added Tax  . . . . . . . . . . . . . . 45
        Section 9.3    UK Capital Allowances . . . . . . . . . . . . . 45

   ARTICLE X           Termination . . . . . . . . . . . . . . . . . . 45
        Section 10.1   Termination . . . . . . . . . . . . . . . . . . 45
        Section 10.2   Procedure and Effect of Termination . . . . . . 46

   ARTICLE XI          Miscellaneous . . . . . . . . . . . . . . . . . 47
        Section 11.1   Expenses  . . . . . . . . . . . . . . . . . . . 47
        Section 11.2   Governing Law; Consent to Jurisdiction;
                       Waiver of Jury Trial  . . . . . . . . . . . . . 47
        Section 11.3   Notices . . . . . . . . . . . . . . . . . . . . 47
        Section 11.4   Entire Agreement; Amendment . . . . . . . . . . 48
        Section 11.5   Assignment  . . . . . . . . . . . . . . . . . . 48
        Section 11.6   Interpretation  . . . . . . . . . . . . . . . . 49
        Section 11.7   Certain Definitions . . . . . . . . . . . . . . 49
        Section 11.8   Third Party Beneficiaries . . . . . . . . . . . 50
        Section 11.9   Waiver  . . . . . . . . . . . . . . . . . . . . 50
        Section 11.10  Severability  . . . . . . . . . . . . . . . . . 50
        Section 11.11  Counterparts; Delivery  . . . . . . . . . . . . 50

        Section 11.12  Specific Performance  . . . . . . . . . . . . . 50
        Section 11.13  Headings  . . . . . . . . . . . . . . . . . . . 50
        Section 11.14  Schedules and Exhibits  . . . . . . . . . . . . 50

                                DEFINED TERMS
                                -------------
   2007 Earnout Amount . . . . . . . . . . . . . . . . . . . . . . . .  9
   2007 Earnout Payment Date . . . . . . . . . . . . . . . . . . . . .  9
   2007 Revenue  . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
   2008 Earnout Amount . . . . . . . . . . . . . . . . . . . . . . . .  9
   2008 Earnout Payment Date . . . . . . . . . . . . . . . . . . . . .  9
   2008 Revenue  . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
   Acquisition Proposal  . . . . . . . . . . . . . . . . . . . . . . . 36
   Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
   Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
   Allocation Schedule . . . . . . . . . . . . . . . . . . . . . . . . 12
   Applicable Law  . . . . . . . . . . . . . . . . . . . . . . . . . . 15
   Arbitrator  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
   Assumed Liabilities . . . . . . . . . . . . . . . . . . . . . . . .  3
   Australian License  . . . . . . . . . . . . . . . . . . . . . . . . 17
   Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
   Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
   Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
   Business IP . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
   Business Records  . . . . . . . . . . . . . . . . . . . . . . . . .  2
   CAA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
   Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
   Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
   Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
   Closing Payment . . . . . . . . . . . . . . . . . . . . . . . . . .  5
   Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
   Computer Software . . . . . . . . . . . . . . . . . . . . . . . . . 18
   Confidential Information  . . . . . . . . . . . . . . . . . . . . . 31
   Confidentiality Agreement . . . . . . . . . . . . . . . . . . . . . 31
   Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
   Desktop Software  . . . . . . . . . . . . . . . . . . . . . . . . . 18
   Earnout Amounts . . . . . . . . . . . . . . . . . . . . . . . . . .  9
   Encumbrances  . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
   Environmental Law . . . . . . . . . . . . . . . . . . . . . . . . . 26
   Equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
   ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
   ERISA Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . 23
   Excluded Assets . . . . . . . . . . . . . . . . . . . . . . . . . .  2
   Excluded Liabilities  . . . . . . . . . . . . . . . . . . . . . . .  4
   Final Net Working Capital . . . . . . . . . . . . . . . . . . . . .  5
   Final Statement . . . . . . . . . . . . . . . . . . . . . . . . . .  5
   Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . 15
   GAAP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
   Governmental Authority  . . . . . . . . . . . . . . . . . . . . . . 14
   Hazardous Substance . . . . . . . . . . . . . . . . . . . . . . . . 26
   Heidrick Australia  . . . . . . . . . . . . . . . . . . . . . . . .  1
   Heidrick Canada . . . . . . . . . . . . . . . . . . . . . . . . . .  1
   Highland Australia  . . . . . . . . . . . . . . . . . . . . . . . .  1
   Highland Canada . . . . . . . . . . . . . . . . . . . . . . . . . .  1

   Highland UK . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
   HMRC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
   Indemnified Party . . . . . . . . . . . . . . . . . . . . . . . . . 42
   Indemnifying Party  . . . . . . . . . . . . . . . . . . . . . . . . 42
   Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . 17
   IRS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
   ITA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
   Key Employee Agreement  . . . . . . . . . . . . . . . . . . . . . . 38
   Key Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
   knowledge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
   Leased Real Property  . . . . . . . . . . . . . . . . . . . . . . . 16
   Letter Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . 17
   Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
   Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
   Material Adverse Effect . . . . . . . . . . . . . . . . . . . . . . 49
   Maximum Purchase Price Amount . . . . . . . . . . . . . . . . . . .  5
   Negative Purchase Price Adjustment  . . . . . . . . . . . . . . . .  5
   Net Working Capital . . . . . . . . . . . . . . . . . . . . . . . .  6
   Non-UK Transferring Employees . . . . . . . . . . . . . . . . . . . 33
   Order . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
   Ordinary Course of Business . . . . . . . . . . . . . . . . . . . . 15
   Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
   Party . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
   Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
   Permitted Encumbrances  . . . . . . . . . . . . . . . . . . . . . . 20
   Person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
   Positive Purchase Price Adjustment  . . . . . . . . . . . . . . . .  5
   Preferred Provider Arrangement  . . . . . . . . . . . . . . . . . . 38
   Preliminary Net Working Capital . . . . . . . . . . . . . . . . . .  5
   Preliminary Statement . . . . . . . . . . . . . . . . . . . . . . .  5
   Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . .  5
   Purchase Price Adjustment . . . . . . . . . . . . . . . . . . . . .  5
   Purchased Assets  . . . . . . . . . . . . . . . . . . . . . . . . .  1
   Purchaser . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
   Purchaser Companies . . . . . . . . . . . . . . . . . . . . . . . .  1
   Purchaser Documents . . . . . . . . . . . . . . . . . . . . . . . . 27
   Purchaser Indemnified Parties . . . . . . . . . . . . . . . . . . . 40
   Purchaser's Letter  . . . . . . . . . . . . . . . . . . . . . . . .  6
   Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
   Representatives . . . . . . . . . . . . . . . . . . . . . . . . . . 31
   Restrictive Covenants . . . . . . . . . . . . . . . . . . . . . . . 34
   Revenue . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
   Revenue Notice  . . . . . . . . . . . . . . . . . . . . . . . . . .  9
   Revenue Notice of Disagreement  . . . . . . . . . . . . . . . . . .  9
   Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
   Seller Companies  . . . . . . . . . . . . . . . . . . . . . . . . .  1
   Seller Documents  . . . . . . . . . . . . . . . . . . . . . . . . . 14
   Seller Indemnified Parties  . . . . . . . . . . . . . . . . . . . . 41
   Selling Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . .  1
   Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
   Tax Returns . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22

   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
   Transfer Regulations  . . . . . . . . . . . . . . . . . . . . . . .  4
   Transfer Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . 35
   Transferring Employees  . . . . . . . . . . . . . . . . . . . . . . 34
   Transition Services Agreement . . . . . . . . . . . . . . . . . . . 38
   UK Leased Real Property . . . . . . . . . . . . . . . . . . . . . . 45
   UK Transferring Employees . . . . . . . . . . . . . . . . . . . . . 33
   Uncollected Receivables . . . . . . . . . . . . . . . . . . . . . . 11
   VAT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
   VAT Election  . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
   VATA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45


                                  SCHEDULES
                                  ---------
   Schedule 1.1(a) . . . . . . . . . . . . . . . . . . . . . .  Equipment
   Schedule 1.1(b) . . . . . . . . . . . . . . . . .  Purchased Contracts
   Schedule 1.2(c) . . . . . . . . . . . . . . . . . . Excluded Contracts
   Schedule 1.3(f) . . . . . . . . . . . . . .  Other Assumed Liabilities
   Schedule 4.1  . . . . . . . . . . . . . . . . . . . . . Qualifications
   Schedule 4.3  . . . . . . . . . . . . .  Seller Consents and Approvals
   Schedule 4.4  . . . . . . . . . . . . . . . . . . . . . . . Violations
   Schedule 4.5  . . . . . . . . . . . . . . . . . . Financial Statements
   Schedule 4.6  . . . . . . . . . . . . . . . . . . . . . .  Receivables
   Schedule 4.7  . . . . . . . . . . . . . . . . .  Disclosed Liabilities
   Schedule 4.8  . . . . . . . . . . . . . . .  Certain Changes or Events
   Schedule 4.9(b) . . . . . . . . . . . . . . . . . Leased Real Property
   Schedule 4.10(b)  . . . . . . . . . . . . . . . . . . . .  Business IP
   Schedule 4.10(c)  . . . . . . . . . . . . . . . . IP Related Contracts
   Schedule 4.10(d)  . . . . . . . . . . . . . . . .  IP Ownership Claims
   Schedule 4.10(f)  . . . . . . . . . . . . . . . . .  Computer Software
   Schedule 4.11(a)  . . . . . . . . . . . . . . . . . . . . .  Contracts
   Schedule 4.11(c)  . . . . . . . . . . . .  Contracts Requiring Consent
   Schedule 4.11(d)  . . . . . . . . . . . . . .  Off-Limits Arrangements
   Schedule 4.12 . . . . . . . . . . . . . . . . . . . . . . Encumbrances
   Schedule 4.13 . . . . . . . . . . . . . . . . . . . . . . . Litigation
   Schedule 4.14(a)  . . . . . . . . . . . . . .  Defaults and Violations
   Schedule 4.14(b)  . . . . . . . . . . . . . . . . . . . . . .  Permits
   Schedule 4.15 . . . . . . . . . . . . . . . . . . . . . . . . .  Taxes
   Schedule 4.16(a)  . . . . . . . . . . . . . . . . . . .  Benefit Plans
   Schedule 4.16(d)  . . . . . . . . . . . . . . . . . Severance Benefits
   Schedule 4.14(f)  . . . . . . . . . . . . . . . . . . . . .  Employees
   Schedule 4.16(g)  . . . . . . . . . . . . . .  Commission Arrangements
   Schedule 4.17(e)  . . . . . . . . . . . . . . . . . Employment Matters
   Schedule 4.17(g)  . . . . . . . . .  Obligations under Employment Laws
   Schedule 4.18 . . . . . . . . . . . . . . . .  Customers and Suppliers
   Schedule 4.19 . . . . . . . . . . . . . . . . .  Environmental Matters
   Schedule 4.20 . . . . . . . . . . . . . . . Related Party Transactions
   Schedule 4.21 . . . . . . . . . . . . . . . . . . . . . . .  Insurance
   Schedule 5.3  . . . . . . . . . . . . Purchaser Consents and Approvals
   Schedule 6.1  . . . . . . . . . . . . . . . .  Conduct Pending Closing

   Schedule 6.8(a) . . . . . . . . . . . .  Non-UK Transferring Employees
   Schedule 6.8(b) . . . . . . . . . . . . . .  UK Transferring Employees
   Schedule 6.8(b)(i)  . . Highland UK Obligations - Transfer Regulations
   Schedule 6.8(d) . . . . . . . . . . .  Partners Not Offered Employment
   Schedule 6.8(g) . . . . . . . . . . . . . . . . . . . Pro Rata Bonuses
   Schedule 6.8(i) . . . . . . . . . . . . . . . Seller Separation Policy
   Schedule 6.8(j) . . . . . . . . . . . . . . . . . . . Certain Employee
   Schedule 6.13 . . . . . . . . .  Continuing Related Party Arrangements
   Schedule 6.15 . . . . . . . . . . . . Letters of Credit and Guarantees
   Schedule 6.17 . . . . . . . . . . .  Lease Termination Payment Formula
   Schedule 7.1(e) . . . . . . . . . . . . . . . . . . . .  Key Employees
   Schedule 7.1(h)(ix) . . . . . . . . . . . . . . . . Delivered Consents



                                  EXHIBITS
                                  --------

   Exhibit A   . . . . . . . . . . . . . .  Source of Business Guidelines
   Exhibit B   . . . . . . . . . . . . .  Forms of Key Employee Agreement
   Exhibit C   . . . . . . . . . . . . . Form of Seller's Counsel Opinion
   Exhibit D   . . . . . . . . . . .  Form of Purchaser's Counsel Opinion
   Exhibit E   . . . . . . . . . . . . . . . . . . . . Seller's Knowledge
   Exhibit F   . . . . . . . . . . . . . . . . . .  Purchaser's Knowledge

                             PURCHASE AGREEMENT
                             ------------------

             This PURCHASE AGREEMENT (this "Agreement"), dated as of September 18, 2006, is made by and among HUDSON HIGHLAND GROUP, INC., a Delaware corporation ("Seller"), HIGHLAND PARTNERS CO (CANADA), a Nova Scotia unlimited liability company ("Highland Canada"), HIGHLAND PARTNERS (AUST) PTY LTD, a corporation organized under the laws of New South Wales, Australia ("Highland Australia"), and HIGHLAND PARTNERS LIMITED, a company incorporated under the laws of England and Wales ("Highland UK" and together with Highland Canada and Highland Australia, the "Selling Subsidiaries"), HEIDRICK & STRUGGLES INTERNATIONAL, INC., a Delaware corporation ("Purchaser"), HEIDRICK & STRUGGLES CANADA, INC., an Ontario corporation ("Heidrick Canada"), and HEIDRICK & STRUGGLES AUSTRALIA, LTD., an Illinois corporation ("Heidrick Australia" and together with Purchaser and Heidrick Canada, the "Purchaser Companies"), (each, a "Party" and collectively, the "Parties").

                                  RECITALS

             WHEREAS, Seller and the Selling Subsidiaries (collectively, the "Seller Companies") are engaged, among other things, in the business of retained executive search and placement under the name "Highland Partners" (the "Business"); and

             WHEREAS, the Seller Companies desire to sell to the Purchaser Companies, and the Purchaser Companies desire to purchase from the Seller Companies, the Business through the sale, assignment, transfer and delivery to the Purchaser Companies of certain assets of the Seller Companies.

             NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

                                  ARTICLE I
                         PURCHASE AND SALE OF ASSETS

             SECTION 1.1 PURCHASED ASSETS. On the terms and subject to the conditions set forth in this Agreement, except as set forth in
   SECTION 1.2, at the Closing (as defined in SECTION 3.1), Seller and Highland UK will sell, assign, transfer and deliver to Purchaser, Highland Canada will sell, assign, transfer and deliver to Heidrick Canada, and Highland Australia will sell, assign, transfer and deliver to Heidrick Australia, and Purchaser will purchase, acquire and accept from Seller and Highland UK, Heidrick Canada will purchase, acquire and accept from Highland Canada, and Heidrick Australia will purchase, acquire and accept from Highland Australia, all of the right, title and interest of the applicable Seller Company in and to the assets, properties, rights, contracts, claims and other assets used, held for use or intended to be used primarily in the operation or conduct of the Business (collectively, the "Purchased Assets"), in each case free and clear of all Encumbrances other than Permitted Encumbrances, including the following:

             (a) All equipment, furniture, furnishings, fixtures and other tangible personal property ("Equipment") primarily related to the Business, including the Equipment listed on SCHEDULE 1.1(a);

             (b) All contracts, agreements, commitments, leases, licenses and arrangements, whether written or oral (collectively, "Contracts"), (A) listed on SCHEDULE 1.1(b) or (B) to which any Seller Company is a party or by which any Seller Company is bound that on the Closing Date (as defined in SECTION 3.1) are used, held for use or intended to be used primarily in, or that arise primarily out of, the operation or conduct of the Business;

             (c) All accounts receivable, contract receivables and other claims for money or other obligations due to each Seller Company on the Closing Date arising out of the operation or conduct of the Business (collectively, the "Receivables");

             (d) All Business IP (as defined in SECTION 4.10(a)), including the Intellectual Property (as defined in SECTION 4.10(a)) listed on SCHEDULE 4.10(b);

             (e) All books and records, including all books of account, ledgers, financial and accounting records, files, invoices and billing records, research material, tangible data, documents, personnel records with respect to Transferring Employees (as defined in SECTION 6.8(c)), invoices, customer lists, vendor lists, service provider lists, candidate records, search databases, customer and vendor correspondence, sales and promotional literature, catalogs and advertising material used for the marketing of products or services (collectively, "Business Records"), in each case that on the Closing Date are used, held for use or intended to be used primarily in, or that arise primarily out of, the conduct or operation of the Business and, in each case, however evidenced (including by computer disk or tape);

             (f) All Permits (as defined in SECTION 4.14(b)) of each Seller Company that on the Closing Date are used, held for use or intended to be used primarily in the operation or conduct of the Business and are transferable;

             (g) All rights, claims and credits related to any Purchased Asset or any Assumed Liability (as defined in SECTION 1.3), including any prepaid claims, prepaid taxes and other prepaid expense items primarily related to any Purchased Asset or any Assumed Liability, all guarantees, warranties, indemnities, rights to receive payment for goods and services rendered and to receive goods and services, and similar rights in favor of any Seller Company in respect of any Purchased Asset or any Assumed Liability;

             (h) All other assets reflected on the Final Statement (as defined in SECTION 2.3(b)(i)); and

             (i) All goodwill generated by, and associated with, the Business.

             SECTION 1.2 EXCLUDED ASSETS. The Seller Companies will not sell, assign, transfer or deliver to the Purchaser Companies the following assets (collectively, the "Excluded Assets"):

             (a) Any assets, properties, rights, contracts and claims, wherever located, whether tangible or intangible, real or personal, of any Seller Company that are not used, held for use or intended to be used primarily in the operation or conduct of the Business;

             (b) Except as set forth in SECTION 1.1(h), all cash, cash equivalents, bank accounts, lockboxes and deposits, and any rights or interests in, to or with the cash management system of any Seller Company and its Affiliates (as defined in SECTION 11.7(a));

             (c) All rights of the Seller Companies under the Contracts set forth on SCHEDULE 1.2(c) and any other Contract not included in the Purchased Assets and all Equipment identified on Exhibit A to
   Schedule 1.1(a) as "Remains with Seller" located at facilities leased pursuant to such Contracts;

             (d) All Intellectual Property that is not included in the Purchased Assets, including all rights of the Seller and its Subsidiaries to use the "Hudson" and "Hudson Highland Group" trade names or trademarks, or any part or derivation thereof, together with all goodwill associated therewith, represented thereby or pertaining thereto;

             (e) Except as expressly set forth in SECTION 6.8, all Benefit Plans (as defined in SECTION 4.16(a)) of the Seller Companies and any trusts, insurance arrangements or other assets held pursuant to, or set aside to fund the obligations of Seller or its Subsidiaries under, any such Benefit Plans;

             (f) All insurance policies and all rights of the Seller Companies of every nature and description under or arising out of such insurance policies;

             (g) All financial and accounting Business Records that form part of Seller's and its Affiliates' general ledgers, all Tax Returns of any Seller Company and all Business Records of any Seller Company that do not relate primarily to any Purchased Asset or any Assumed Liability;

             (h) All intercompany receivables owed by any Affiliate of a Seller Company to such Seller Company;

             (i) Any refunds or credits with respect to any Taxes, plus any related interest received or due from the relevant taxing authority;

             (j)  Any equity interest in any Seller Company;

             (k) All equity securities and warrants to acquire equity securities of a current or former client of the Business;

             (l) The Seller Companies' minute books, stock records and corporate seals;

             (m) All rights of the Seller Companies under this Agreement, the Purchaser Documents and the Seller Documents; and

             (n) All rights, claims and credits of any Seller Company to the extent related to any other Excluded Asset or any of the Excluded Liabilities (as defined in SECTION 1.4), including any such items arising under insurance policies and all guarantees, warranties, indemnities and similar rights in favor of any Seller Company in respect of any other Excluded Asset or any of the Excluded Liabilities.

             SECTION 1.3 ASSUMED LIABILITIES. At the Closing, the Purchaser Companies will assume and be liable for, and will pay, perform and discharge as and when due, the following debts, claims, liabilities, obligations, damages or expenses (whether known or unknown, vested or unvested, asserted or unasserted, absolute or contingent, accrued or unaccrued, assessed or unassessed, liquidated or unliquidated, actual or potential, and due to or become due) (each, a "Liability") of the respective Seller Companies from which the Purchaser Companies are purchasing Purchased Assets, as and to the extent not satisfied or extinguished as of the Closing Date (collectively, the "Assumed Liabilities"):

             (a) All Liabilities to the extent reflected or reserved against on the Final Statement;

             (b) All obligations arising with respect to the performance after the Closing Date of the Contracts and Permits included in the Purchased Assets, excluding any Liability resulting from any breach thereof or hereof by any Seller Company or any Affiliate thereof on or prior to the Closing Date;

             (c) Except as expressly set forth in SECTION 6.8(b)(i), all Liabilities arising from or connected with the employment of any employee of Highland UK with respect to the operation of the Transfer of Undertakings (Protection of Employment) Regulations 2006 (as amended) (the "Transfer Regulations") and Purchaser's operation of the Business following the Closing Date, excluding any Liability resulting from any breach of any employment Contract or Benefit Plan or any breach of Applicable Law by any Seller Company or any Affiliate thereof on or prior to the Closing Date;

             (d) All Liabilities arising as a result of a failure on the part of Purchaser to provide Highland UK with such information as is necessary concerning any measures (within the meaning of Regulation 13 of the Transfer Regulations) that the Purchaser intends to take in relation to any UK Transferring Employee (as defined in SECTION 6.8(b)) to enable Highland UK to discharge its obligations under Regulations 13 and 14 of the Transfer Regulations and/or as a result of any failure on the part of Purchaser to provide accurate information concerning any such measures;

             (e) All Liabilities arising as a result of any substantial change by Purchaser in the working conditions (including the terms and conditions of employment) of any UK Transferring Employee, to his/her material detriment, which is intended to take effect after the Closing Date; and

             (f)  All other Liabilities listed on SCHEDULE 1.3(f).

             SECTION 1.4 EXCLUDED LIABILITIES. Except for the Assumed Liabilities, no Purchaser Company will assume or be liable for any Liabilities of any Seller Company (collectively, the "Excluded
   Liabilities"), including:

             (a) All Liabilities in respect of borrowed money or evidenced by debt instruments, loan agreements, indentures, debentures, notes, guarantees or similar instruments;

             (b) All obligations under interest rate exchange, currency exchange, swaps, futures or similar agreements;

             (c) All guarantees, direct or indirect, in any manner (including reimbursement agreements in respect of letters of credit), of all or any part of any indebtedness of any third party;

             (d) All intercompany payables owed by any Seller Company to any Affiliates of such Seller Company;

             (e) Except as expressly set forth in SECTION 6.8, all Liabilities under Benefit Plans of Highland UK up to and including the Closing Date, and all Liabilities under Benefit Plans of Seller, Highland Canada and Highland Australia;

             (f) Any Liabilities for claims arising from or connected with the employment of any employee, including workers compensation or similar claims and claims by an eligible spouse or dependent and, in the case of a UK Transferring Employee, any trade union, staff council or similar body or elected employee representative, arising or related to the operation of the Business on or prior to the Closing Date;

             (g) All Liabilities relating to obligations to, or claims of, Transferring Employees with respect to equity securities or warrants to acquire equity securities of a current or former client of the Business;

             (h)  All Liabilities for Taxes; and

             (i) All other Liabilities of the Seller Companies relating to the operation or conduct of the Business arising prior to the Closing unless specifically included in the Assumed Liabilities.

                                 ARTICLE II
                               PURCHASE PRICE

             SECTION 2.1 AMOUNT AND FORM OF PURCHASE PRICE. The aggregate consideration to be paid by the Purchaser Companies to the Seller Companies in consideration of the Purchased Assets (the
   "Purchase Price") will consist of:

             (a) $36,600,000 (the "Closing Payment"), subject to the adjustments set forth in SECTION 2.3, to be paid in the manner and at the time set forth in SECTION 2.2; and

             (b) the Earnout Amounts, to be paid in the manner and at the times set forth in SECTION 2.4;

   PROVIDED THAT, under no circumstances, other than an adjustment of the Purchase Price pursuant to SECTION 2.3, shall the total Purchase Price exceed an aggregate amount of $51,600,000 (the "Maximum Purchase Price Amount").

             SECTION 2.2 PAYMENT OF CLOSING PAYMENT. At the Closing, Purchaser will pay to Seller, by wire transfer of immediately available funds to an account designated by Seller on or before the second Business Day prior to the Closing Date, an amount equal to the Closing Payment.

             SECTION 2.3    ADJUSTMENT OF PURCHASE PRICE.

             (a) PURCHASE PRICE ADJUSTMENT. Subject to the provisions of clauses (b) through (e) of this SECTION 2.3, the Purchase Price will be adjusted following the Closing Date to the extent that the Net Working Capital as of the Closing Date (before giving effect to the transactions contemplated by ARTICLE I) (the "Final Net Working Capital"), is more or less, as the case may be, than $0 (such adjustment is referred to herein as the "Purchase Price Adjustment"). A "Positive Purchase Price Adjustment" means the amount by which the Final Net Working Capital is more than $0, and a "Negative Purchase Price Adjustment" means the amount by which the Final Net Working Capital is less than $0.

             (b)  PRELIMINARY STATEMENT.

                  (i) As promptly as practicable, but in no event later than 30 calendar days, following the Closing Date, Seller will prepare and deliver to Purchaser a preliminary statement (the "Preliminary Statement") setting forth in reasonable detail Seller's calculation of the Final Net Working Capital (the "Preliminary Net Working Capital"). The Preliminary Statement will be prepared in accordance with United States generally accepted accounting principles ("GAAP"). The Preliminary Statement will be accompanied by a certificate of an officer of Seller to the effect that, in the opinion of Seller's management, the Preliminary Statement was prepared in accordance with the requirements of this SECTION 2.3(b). The Preliminary Statement as finally modified pursuant to clauses (c) through (e) of this
        SECTION 2.3 to become the final statement of Final Net Working Capital is referred to herein as the "Final Statement." All disputes with respect to the Preliminary Statement and the Final Statement will be resolved in accordance with clauses (c) through
        (e) of this SECTION 2.3.

                                     -5-
                  (ii) From the Closing to the finalization of the Final Statement, Purchaser will assist, in good faith, Seller and its independent accountants in the preparation of the Preliminary Statement and will provide Seller and Seller's independent accountants access at all reasonable times to the personnel and Business Records of the Business for such purpose.

                  (iii) From the Closing to the finalization of the Final Statement, Purchaser will not take any actions with respect to the accounting records of the Business that are not consistent with the past practices of the Business.

                  (iv) "Net Working Capital", as used herein, means

                       (x) the sum of the current assets included in the Purchased Assets,

                       minus

                       (y) the sum of the current liabilities included in the Assumed Liabilities,

   calculated (A) as if the financial position of the Business, in whichever entity or entities then conducted, was being presented as a single separate and independent entity, (B) in accordance with GAAP and (C) based on the information relating to the content of the Final Statement that is known to Purchaser or Seller on the Closing Date or becomes known by Purchaser or Seller after the Closing Date if such information relates to an event that occurred prior to the Closing Date. For purposes of this Agreement, GAAP is to be applied on a basis consistent with those accounting principles, policies, methods and practices (in each case, to the extent consistent with GAAP) reflected by Seller in the preparation of the Financial Statements and the Estimated Statement.

             (c)  PURCHASER'S REVIEW OF PRELIMINARY STATEMENT.

                  (i) Purchaser will have 30 calendar days following Seller's delivery of the Preliminary Statement to Purchaser to review and respond to the Preliminary Statement, during which period Seller will grant Purchaser and Purchaser's independent accountants reasonable access during normal business hours to the books and records of Seller and the Business relevant to the Preliminary Statement.

                  (ii) Unless Purchaser has delivered to Seller a written letter of its disagreement with the Preliminary Statement (the "Purchaser's Letter") on or prior to 5:00 p.m. (Central Time) on the 30th calendar day following Seller's delivery of the Preliminary Statement to Purchaser, the Preliminary Statement will become the Final Statement. If Purchaser's Letter is delivered in a timely manner, then (A) any amount set forth in the Preliminary Statement as to which Purchaser has not objected and properly proposed an adjustment in Purchaser's Letter will be deemed to be accepted and will become part of the Final Statement, and (B) the Preliminary Statement will become the Final Statement on the earlier of (1) the date that Seller and Purchaser resolve in writing all remaining disputed matters properly specified in Purchaser's Letter or (2) the date that the Arbitrator (as defined in SECTION 2.3(e)(i)) delivers to Seller and Purchaser a copy of the Final Statement and the Purchase Price Adjustment pursuant to SECTION 2.3(e)(v).

                  (iii) Purchaser's Letter will (A) set forth in reasonable detail any proposed adjustment to the Preliminary Statement and the basis for such adjustment (including a specific dollar amount and accompanied by a reasonably detailed explanation), (B) only include disagreements based on mathematical errors or based on the Preliminary Statement not being

                                    -6-
        calculated in accordance with SECTION 2.3(b), and (C) be accompanied by a certificate of Purchaser that it has complied with the covenant set forth in SECTION 2.3(b)(iii).

             (d) MEETING TO RESOLVE PROPOSED ADJUSTMENTS. As soon as reasonably practicable, but in any event no later than 25 calendar days after Purchaser's delivery of the Purchaser's Letter to Seller, Purchaser and Seller will meet and endeavor to resolve the unaccepted adjustments described in Purchaser's Letter. If Purchaser and Seller reach agreement in writing on such adjustments, the Final Statement will be the Preliminary Statement modified to reflect the adjustments accepted pursuant to SECTION 2.3(c)(ii)(A) and those otherwise agreed to in writing by the parties pursuant to this SECTION 2.3(d).

             (e)  RESOLUTION BY ARBITRATION.

                  (i) If Purchaser and Seller do not resolve to their mutual satisfaction all disputed adjustments in the Purchaser's Letter within 25 calendar days following the meeting provided for in SECTION 2.3(d), any remaining disputed adjustments that were properly included in Purchaser's Letter will be settled by the Chicago, Illinois office of Grant Thornton LLP (or, if such firm will decline to act or is, at the time of submission thereto, a principal independent auditor of Purchaser or Seller, to another independent accounting firm of national reputation acceptable to Purchaser and Seller) (either Grant Thornton LLP or such other accounting firm being the "Arbitrator") in accordance with the following provisions of this SECTION 2.3(e). If, based solely on the undisputed adjustments in the Preliminary Statement, Purchaser and Seller are able to agree on a provisional calculation of Final Net Working Capital, then within 30 calendar days following the meeting provided for in SECTION 2.3(d), Seller will pay Purchaser an amount equal to the Negative Purchase Price Adjustment, or Purchaser will pay Seller an amount equal to the Positive Purchase Price Adjustment, as applicable, which would be due under SECTION 2.3(f) based on such provisional calculation.

                  (ii) On or prior to the 30th calendar day following the meeting provided for in SECTION 2.3(d), Purchaser and Seller will furnish the Arbitrator with a copy of the Agreement, the Financial Statements, the Preliminary Statement and Purchaser's Letter. Purchaser and Seller will also give the Arbitrator access to the Business Records of the Business, as well as any accounting work papers or other schedules relating to the preparation of the Preliminary Statement and Purchaser's Letter.

                  (iii) Within 25 calendar days of submitting the disputed adjustments to the Arbitrator pursuant to SECTION 2.3(e)(ii), Purchaser and Seller will provide to the Arbitrator and to each other a copy of a written submission setting forth their respective positions with respect to each remaining disputed adjustment that was properly included in Purchaser's Letter. Within 25 calendar days thereafter, Purchaser and Seller may provide to the Arbitrator and to each other a written rebuttal, which will be limited to addressing the points raised in the opposing party's initial written submission. No additional written submissions will be made to the Arbitrator unless specifically requested by the Arbitrator.

                  (iv) The Arbitrator's engagement will be limited to (A) reviewing the Preliminary Statement and the amounts properly placed in dispute by Purchaser's Letter pursuant to SECTION 2.3(c); (B) reviewing the parties' written submissions provided pursuant to SECTION 2.3(e)(iii); (C) acting as an expert and not as an arbitrator, to determine (1) whether Seller's proposed amount for an item in the Preliminary Statement or Purchaser's proposed adjustment thereto in Purchaser's Letter is calculated more nearly in accordance with SECTION 2.3(b) and (2) whether there were mathematical errors in the Preliminary Statement,

                                    -7-
        provided that in each case the Arbitrator may only make determinations with respect to the items properly placed in dispute by Purchaser's Letter pursuant to SECTION 2.3(c) and, with respect to each such item, may not assign a value greater than the greatest value, or less than the smallest value, for such item claimed by any Party, as presented to the Arbitrator pursuant hereto; (D) preparing the Final Statement, which will include those amounts in the Preliminary Statement accepted by Purchaser pursuant to SECTION 2.3(c)(ii)(A), those adjustments otherwise agreed to in writing by the parties pursuant to SECTION 2.3(d), and those amounts determined by the Arbitrator to be calculated more nearly in accordance with SECTION 2.3(b) pursuant to its determinations in CLAUSE (C) above; and (E) calculating the Purchase Price Adjustment. Seller and Purchaser shall each pay one-half of the fees and expenses of the Arbitrator.

                  (v) The Arbitrator will complete its preparation of the Final Statement and the Purchase Price Adjustment within 25 calendar days after receiving the written submissions, rebuttal responses, if any, and any other written information pursuant to
        SECTION 2.3(e)(iii), and will deliver a copy of the Final Statement and the Purchase Price Adjustment to Seller and Purchaser and, together with a report setting forth each disputed adjustment, the Arbitrator's determination with respect thereto, and a statement of the Arbitrator's reasons for such determination. The Arbitrator's determination will be conclusive and binding upon the parties and may be entered and enforced in any court of competent jurisdiction.

             (f) PAYMENT OF PURCHASE PRICE ADJUSTMENT. If the Final Net Working Capital is (A) less than $0, Seller will pay Purchaser an amount equal to the Negative Purchase Price Adjustment, or (B) greater than $0, Purchaser will pay Seller an amount equal to the Positive Purchase Price Adjustment; provided that any payment made pursuant to the foregoing CLAUSE (A) or CLAUSE (B) shall be adjusted to take into account any payment previously made pursuant to SECTION 2.3(e)(i).
   The Purchase Price Adjustment will be paid within five Business Days following the date on which the Preliminary Statement becomes the Final Statement (as determined in accordance with SECTION 2.3(c)(ii)). The Purchase Price Adjustment, together with interest thereon at an annual rate equal to the U.S. prime interest rate of lending as set forth in THE WALL STREET JOURNAL as of the Closing Date calculated on the basis of the number of days elapsed from and including the Closing Date to and excluding the date of payment, will be paid in immediately available funds by wire transfer pursuant to instructions provided in writing by the recipient of the funds.

             SECTION 2.4    EARNOUT.

             (a) DEFINED TERMS. As used in this SECTION 2.4, the following terms will have the following meanings:

                  (i) "2007 Revenue" means the Revenue for the period beginning January 1, 2007 and ending December 31, 2007, (A) as set forth in the Revenue Notice for such period pursuant to
        SECTION 2.4(b), or (B) if such amount is disputed pursuant to a Revenue Notice of Disagreement delivered pursuant to SECTION 2.4(c), as agreed to by Purchaser and Seller pursuant to SECTION 2.4(d) if all disputed items in the Revenue Notice of Disagreement are resolved pursuant to SECTION 2.4(d), or (C) if Purchaser and Seller fail to resolve all disputed items in the Revenue Notice of Disagreement pursuant to SECTION 2.4(d), as reflected in the revised Revenue Notice delivered by the Arbitrator pursuant to SECTION 2.4(e)(vi).

                  (ii) "2008 Revenue" means the Revenue for the period beginning January 1, 2008 and ending December 31, 2008, (A) as set forth in the Revenue Notice for such period pursuant to
        SECTION 2.4(b), or (B) if such amount is disputed pursuant to a Revenue Notice of Disagreement delivered pursuant to SECTION 2.4(c), as agreed to by Purchaser and Seller pursuant

                                    -8-
        to SECTION 2.4(d) if all disputed items in the Revenue Notice of Disagreement are resolved pursuant to SECTION 2.4(d), or (C) if Purchaser and Seller fail to resolve all disputed items in the Revenue Notice of Disagreement pursuant to SECTION 2.4(d), as reflected in the revised Revenue Notice delivered by the Arbitrator pursuant to SECTION 2.4(e)(vi).

                  (iii) "Revenue" means, for any period, the fees invoiced by the Purchaser Companies that are allocated to the Transferring Employees for purposes of Purchaser's "source of business" calculation, as calculated in accordance with the guidelines set forth in EXHIBIT A.

                  (iv) "2007 Earnout Payment Date" means 10 Business Days after the date the Revenue Notice for the 12-month period ending December 31, 2007 is delivered to Seller.

                  (v) "2008 Earnout Payment Date" means 10 Business Days after the date the Revenue Notice for the 12-month period ending December 31, 2008 is delivered to Seller.

                  (vi) "2007 Earnout Amount" means an amount equal to
        0.70 times 107% of the amount of 2007 Revenue minus (A) $36,000,000 and (B) the amount, if any, by which the sum of the 2007 Earnout Amount and the Closing Payment exceeds the Maximum Purchase Price Amount. For the avoidance of doubt, it is agreed and acknowledged that the aggregate of the 2007 Earnout Amount and the Closing Payment will not exceed the Maximum Purchase Price Amount under any circumstances.

                  (vii) "2008 Earnout Amount" means an amount equal to 107% of the average of the 2007 Revenue and the 2008 Revenue minus (A) the sum of the 2007 Earnout Amount and $36,000,000 and
        (B) the amount, if any, by which the sum of the 2007 Earnout Amount, the 2008 Earnout Amount and the Closing Payment exceeds the Maximum Purchase Price Amount. For the avoidance of doubt, it is agreed and acknowledged that the aggregate of the 2007 Earnout Amount, the 2008 Earnout Amount and the Closing Payment will not exceed the Maximum Purchase Price Amount under any circumstances.

                  (viii) "Earnout Amounts" means the 2007 Earnout Amount and the 2008 Earnout Amount, collectively.

             (b) As promptly as practicable, and in any event within 30 calendar days of Purchaser's public release of its consolidated earnings for each of the 12-month periods ending December 31, 2007, and December 31, 2008, Purchaser will deliver to Seller a notice (each, a "Revenue Notice") setting forth in reasonable detail Purchaser's calculation of the 2007 Revenue and 2008 Revenue, as applicable. Each Revenue Notice will be accompanied by a certificate of an officer of Purchaser stating that the Revenue Notice was prepared in accordance with the requirements of SECTION 2.4(a).

             (c)  Review of Revenue Notice; Disputes.

                  (i) Seller will have 30 calendar days following Purchaser's delivery of a Revenue Notice to Seller to complete its review of such Revenue Notice, during which period (and for so long thereafter as such Revenue Notice is unresolved) Purchaser will grant Seller and its representatives reasonable access during normal business hours to the books and records of Purchaser and the Business relevant to the calculation of the 2007 Revenue or the 2008 Revenue, as the case may be.

                  (ii) Unless Seller has delivered to Purchaser a written letter of its disagreement with a Revenue Notice (the "Revenue Notice of Disagreement") on or prior to 5:00

                                    -9-
        p.m. (Central Time) on the 30th calendar day following Purchaser's delivery of such Revenue Notice to Seller, Seller will be deemed to have accepted and agreed to such Revenue Notice. The Revenue Notice of Disagreement with respect to each Revenue Notice will set forth in reasonable detail any proposed adjustment to such Revenue
        Notice and the basis for such adjustment (including a specific dollar amount and accompanied by a reasonably detailed explanation).

                  (iii) If a Revenue Notice of Disagreement is delivered pursuant to SECTION 2.4(c)(ii), then any amount set forth in the related Revenue Notice as to which Seller has not objected in the Revenue Notice of Disagreement in accordance with SECTION
        2.4(c)(ii) will be deemed to be accepted.

             (d) MEETING TO RESOLVE PROPOSED ADJUSTMENTS. As soon as reasonably practicable, but in any event no later than 25 calendar days, after Seller's delivery of a Revenue Notice of Disagreement to Purchaser, Purchaser and Seller will meet and endeavor to resolve the proposed adjustments in such Revenue Notice of Disagreement. If Purchaser and Seller reach agreement in writing on such adjustments, the related Revenue Notice will be modified to reflect the adjustments accepted pursuant to this SECTION 2.4(d).

             (e)  RESOLUTION BY ARBITRATION.

                  (i) If Purchaser and Seller do not resolve to their mutual satisfaction all disputed adjustments in a Revenue Notice of Disagreement within 25 days following the meeting provided for in SECTION 2.4(d), any remaining disputed adjustments that were included in a Revenue Notice of Disagreement will be settled by the Arbitrator in accordance with the following provisions of this SECTION 2.4(e).

                  (ii) On or prior to the 30th calendar day following the meeting provided for in SECTION 2.4(d), Purchaser and Seller will furnish the Arbitrator with a copy of this Agreement, the related Revenue Notice and the Revenue Notice of Disagreement. Purchaser and Seller will also give the Arbitrator access to the books and records of the Business, any accounting work papers or other schedules relating to the preparation of the related Revenue Notice and the Revenue Notice of Disagreement and all other items reasonably requested by the Arbitrator.

                  (iii) Within 25 calendar days of submitting the disputed adjustments to the Arbitrator pursuant to SECTION 2.4(e)(ii), Purchaser and Seller will provide to the Arbitrator and to each other a copy of a written submission setting forth their respective positions with respect to each remaining disputed adjustment that was properly included in the Revenue Notice of Disagreement. Within 25 calendar days thereafter, Purchaser and Seller may provide to the Arbitrator and to each other a written rebuttal, which will be limited to addressing the points raised in the opposing party's initial written submission. No additional written submissions will be made to the Arbitrator unless specifically requested by the Arbitrator.

                  (iv) The Arbitrator's engagement will be limited to (A) reviewing the related Revenue Notice and the amounts properly placed in dispute by the Revenue Notice of Disagreement; (B) reviewing the parties' written submissions provided pursuant to
        SECTION 2.4(e)(iii); (C) acting as an expert and not as an arbitrator, to determine (1) whether Purchaser's proposed amount for each disputed element of the 2007 Revenue or the 2008 Revenue, as applicable, in the related Revenue Notice or Seller's proposed adjustment thereto in the Revenue Notice of Disagreement is calculated more nearly in accordance with SECTION 2.4(a) and
        (2) whether there were mathematical errors in the related Revenue Notice, provided that in each case the Arbitrator may only make determinations with respect to the items properly placed

                                    -10-
        in dispute by the Revenue Notice of Disagreement and, with respect to each such item, may not assign a value greater than the greatest value, or less than the smallest value, for such item claimed by any Party, as presented to the Arbitrator pursuant hereto; and (D) preparing a revised Revenue Notice, which will include those amounts in the related Revenue Notice accepted by Seller pursuant to SECTION 2.4(c)(iii), those adjustments otherwise agreed to in writing by the parties pursuant to SECTION 2.4(d), and those amounts determined by the Arbitrator to be calculated more nearly in accordance with SECTION 2.4(a) pursuant to its determination in CLAUSE (C) above.

                  (v) Purchaser and Seller shall each pay one-half of the fees and expenses of the Arbitrator.

                  (vi) The Arbitrator will complete its preparation of the revised Revenue Notice within 25 calendar days after receiving the written submissions, rebuttal responses, if any, and any other written information pursuant to SECTION 2.4(e)(iii) and will deliver a copy of the revised Revenue Notice to Purchaser and Seller, together with a report setting forth each disputed adjustment, the Arbitrator's determination with respect thereto and a statement of the Arbitrator's reasons for such determination. The Arbitrator's determination will be conclusive and binding upon the parties and may be entered and enforced in any court of competent jurisdiction.

             (f) PAYMENT OF 2007 EARNOUT AMOUNT AND 2008 EARNOUT AMOUNT. On the 2007 Earnout Payment Date, Purchaser will pay to Seller the 2007 Earnout Amount set forth in the Revenue Notice relating to the 2007 Revenue. On the 2008 Earnout Payment Date, Purchaser will pay to Seller the 2008 Earnout Amount set forth in the Revenue Notice relating to the 2008 Revenue. If Seller delivers a Revenue Notice of Disagreement to Purchaser pursuant to SECTION 2.4(c) with respect to either the 2007 Revenue or the 2008 Revenue, on the fifth Business Day after (1) the date on which the last disputed item in the applicable Revenue Notice of Disagreement is resolved in writing, if all disputed items in such Revenue Notice of Disagreement are resolved pursuant to
   SECTION 2.4(d), or (2) the date on which the Arbitrator delivers its report and the revised Revenue Notice to Purchaser and Seller pursuant to SECTION 2.4(e)(vi), if any disputed items in the applicable Revenue Notice of Disagreement are submitted to the Arbitrator for resolution pursuant to SECTION 2.4(e), Purchaser will pay to Seller the additional Earnout Amount determined to be due and owed to Seller in accordance with SECTIONS 2.4(d) or SECTION 2.4(e), together with interest thereon at an annual rate equal to the U.S. prime interest rate of lending as set forth in THE WALL STREET JOURNAL as of the 2007 Earnout Payment Date (with respect to disputes regarding the 2007 Earnout Amount) and as of the 2008 Earnout Payment Date (with respect to disputes regarding the 2008 Earnout Amount) calculated on the basis of the number of days elapsed from and including the applicable Earnout Payment Date to and excluding the date of payment. Each payment pursuant to this SECTION 2.4(f) will be made in immediately available funds by wire transfer pursuant to instructions provided in writing by Seller.

             (g) CONDUCT OF BUSINESS DURING THE EARNOUT PERIOD. During the period from the Closing Date through December 31, 2008, Purchaser shall track Revenue in such a manner as to allow for the calculation of the Earnout Amounts and shall provide the Key Employees and their leverage personnel with financial and administrative support no less favorable than such support provided to similarly situated employees of Purchaser.

             SECTION 2.5 COLLECTION OF RECEIVABLES. Purchaser shall use commercially reasonable efforts to collect the Receivables included in the Purchased Assets. Within 10 days following the six month anniversary of the Closing Date, Purchaser shall deliver to Seller a written notice setting forth in reasonable detail the Receivables included in the Purchased Assets for which Purchaser shall have failed to receive payment by the six month anniversary of the Closing Date (the "Uncollected Receivables").

                                    -11-
   For purposes of determining whether a Receivable has been paid, Purchaser shall apply all payments received after the Closing to the Receivables included in the Purchased Assets to the oldest Receivable first, based upon the date such Receivable was due, unless otherwise specified by the payor. Within 10 days following delivery to Seller by Purchaser of such written notice, (a) if the aggregate amount of Uncollected Receivables exceeds the sum of (x) the amount of the reserve for doubtful accounts reflected on the Final Statement and (y) the amount accrued on the Final Statement for commissions with respect to the Uncollected Receivables, which commissions are not payable until such Uncollected Receivables are collected, (i) Seller shall pay to Purchaser an amount equal to such excess, and (ii) Purchaser shall reassign to Seller Purchaser's rights with respect to the Uncollected Receivables, and
   (b) if the sum of (x) the amount of the reserve for doubtful accounts reflected on the Final Statement and (y) the amount accrued on the Final Statement for commissions with respect to the Uncollected Receivables, which commissions are not payable until such Uncollected Receivables are collected, exceeds the aggregate amount of the Uncollected Receivables, Purchaser shall pay to Seller an amount equal to such excess. In the event the Seller subsequently collects any Uncollected Receivable that is reassigned to it, Seller shall pay to Purchaser an amount equal to the commissions that are payable by Purchaser with respect to the collection of such Uncollected
   Receivable (provided that such payments shall not exceed the amount accrued for such commissions on the Final Statement). Any payment pursuant to this SECTION 2.5 shall constitute a reduction (if made by Seller) or an increase (if made by Purchaser) to the Purchase Price equal to the amount paid.

             SECTION 2.6 ALLOCATION OF PURCHASE PRICE. As soon as practicable after each of the Closing, the Purchase Price Adjustment, the 2007 Earnout Payment Date and the 2008 Earnout Payment Date, Purchaser and Seller will negotiate in good faith to agree upon a schedule (the "Allocation Schedule") allocating the Closing Payment, the Purchase Price Adjustment, the 2007 Earnout Amount and the 2008 Earnout Amount, as the case may be, among the Purchased Assets. Any adjustment to the Purchase Price contemplated by Section 2.5 shall be allocated to the Receivables. Except as otherwise required by law or pursuant to a "determination" under Section 1313(a) of the Internal Revenue Code of 1986, as amended (the "Code"), Purchaser and Seller agree to act, and will cause their Affiliates to act, in accordance with the allocations contained in the Allocation Schedule for purposes of all income Taxes (as defined in SECTION 4.15(i)), and neither Purchaser nor Seller will take any position inconsistent therewith in any income Tax Returns (as defined in SECTION 4.15(j)) or similar filings (including IRS Form 8594), any refund claim, any litigation, or otherwise. In the event that Purchaser and Seller are unable to reach an agreement within 30 calendar days after the latest of (a) the date of payment of the Purchase Price Adjustment, (b) the 2007 Earnout Payment Date and (c) the 2008 Earnout Payment Date, then any disputed items will be resolved within the next 30 calendar days by the Arbitrator, the fees and costs of which will be borne equally by Purchaser and Seller. The Allocation Schedule and IRS Form 8594 will be revised to reflect the resolution of the Arbitrator and, once revised, will be final and binding on all parties without further adjustment.

                                 ARTICLE III
                                   CLOSING

             SECTION 3.1 CLOSING DATE. The closing of the transactions contemplated hereby (the "Closing") will take place at 8:00 a.m., Central Time, at the offices of Schiff Hardin LLP, 6600 Sears Tower, Chicago, Illinois, on October 2, 2006, subject to the satisfaction or waiver of the last of the conditions set forth in
   ARTICLE VII hereof, or such other date or time as the Parties shall mutually agree in writing. The date on which the Closing occurs is referred to herein as the "Closing Date." The Parties agree that, if the Closing occurs on October 2, 2006, for all purposes of this Agreement the Closing shall thereafter be deemed to have occurred at 12:01 a.m., Central Time, on October 1, 2006, and the Closing Date shall thereafter be deemed to be October 1, 2006.

                                    -12-
             SECTION 3.2    CLOSING DELIVERIES.

             (a) BY SELLER. At or prior to the Closing, Seller will deliver to Purchaser each of the documents and other items described in SECTION 7.1(h).

             (b) BY PURCHASER. At the Closing, Purchaser will deliver to Seller:

                  (i)  the Closing Payment, as provided in SECTION 2.2;
        and

                  (ii) the documents and other items described in SECTION
        7.2(g).

             SECTION 3.3    THIRD-PARTY CONSENTS.

             (a) Notwithstanding anything in this Agreement to the contrary, to the extent that any Contract included in the Purchased Assets may not be properly assigned or transferred without the consent of a third party, or if the assignment or attempted assignment of any such Contract would constitute a violation or breach thereof or a violation of any law, nothing in this Agreement will constitute an assignment or an attempted assignment thereof and, except as provided for in SECTION 3.3(c), Purchaser will not be deemed to assume any liabilities or obligations thereunder until properly assigned. The Seller Companies and the Purchaser Companies will use commercially reasonable efforts to obtain any such consents; provided, however, that commercially reasonable efforts shall not include any requirement of any Party to commence any litigation or offer or grant any accommodation (financial or otherwise) to any other Person.

             (b)  To the extent that the consents described in
   SECTION 3.3(a) are not obtained prior to Closing, each of the Seller Companies will use commercially reasonable efforts to (i) provide the applicable Purchaser Company with the economic benefits of any such Contract until its termination date, (ii) cooperate in any lawful arrangement designed to provide such benefits to the applicable Purchaser Company and (iii) enforce, at the request of and for the account of the applicable Purchaser Company at its expense, any rights of such Seller Company arising from any such Contract against any third party, including the right to elect to terminate such Contract in accordance with the terms thereof upon the advice of Purchaser.
   The failure or inability to obtain any consent subject to this SECTION 3.3(b) will not be a breach of this Agreement so long as the Seller Companies have carried out their obligations under this SECTION 3.3(b).

             (c) To the extent that a Purchaser Company is provided the benefits of any Contract pursuant to SECTION 3.3(b), Purchaser will perform or cause its Affiliates to perform the obligations of the applicable Seller Company thereunder or in connection therewith, at no cost to such Seller Company, including reimbursing the applicable Seller Company for rent and other costs for any such Contract for Leased Real Property, but only to the extent (i) that such action by Purchaser would not result in any default thereunder or in connection therewith and (ii) such performance pertains to the benefits provided to a Purchaser Company. The Purchaser Companies will indemnify the Seller Companies against any and all Losses (as defined in SECTION 8.1) arising out of any default by a Purchaser Company in the performance of such obligations. The indemnification of the Seller Companies under this SECTION 3.3 will be governed by the indemnification provisions set forth in ARTICLE VIII hereto.

                                    -13-
                                 ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF SELLER

             Seller hereby represents and warrants to Purchaser as set forth below:

             SECTION 4.1 ORGANIZATION AND GOOD STANDING. Each of the Seller Companies is a corporation, limited liability company or other business entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and each has all necessary power and authority to own, lease and operate its properties and to carry on its business as currently being conducted. Each of the Seller Companies is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which its right, title or interest in or to any of its assets or the conduct of the Business by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect (as defined in SECTION 11.7(e)).
   SCHEDULE 4.1 lists all jurisdictions in which each of the Seller Companies is qualified to do business. True and correct copies of the certificate of incorporation, articles of association, bylaws or other similar organizational instruments, as amended to date, of each of the Seller Companies, have been made available to Purchaser.

             SECTION 4.2 AUTHORIZATION, VALIDITY AND EXECUTION. Each Seller Company has all necessary power and authority (a) to execute and deliver this Agreement and the other agreements, documents and instruments to be executed by such Seller Company in connection with the transactions contemplated hereby (such other agreements, documents and instruments, the "Seller Documents"), (b) to perform (or cause to be performed) its obligations hereunder and thereunder and (c) to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Seller Documents, and consummation of the transactions contemplated hereby and thereby, has been duly authorized by the Board of Directors of each of the Seller Companies and, to the extent required by Applicable Law or the organizational documents of any Seller Company, the stockholder of any Seller Company, and no other corporate or stockholder action is necessary to authorize the execution and delivery by Seller and the Selling Subsidiaries of this Agreement and the Seller Documents and the consummation by each of them of the transactions contemplated hereby and thereby. This Agreement has been, and each of the Seller Documents will be on or prior to the Closing Date, duly executed and delivered by Seller and the Selling Subsidiaries, as applicable, and, assuming the due execution of this Agreement by the Purchaser Companies, is a legal, valid and binding obligation of Seller and each of the Selling Subsidiaries, enforceable against each in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium, receivership and similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

             SECTION 4.3 CONSENTS AND APPROVALS. Except as set forth in SCHEDULE 4.3, the execution, performance and delivery of this Agreement and the consummation of the transactions contemplated hereby do not require any of the Seller Companies to file any material notice, registration or filing with, or obtain any material consent, approval, authorization, exemption or Permit from (a) any foreign, federal, state, provincial or local governmental, regulatory or administrative body, agency or authority ("Governmental Authority") or
   (b) any third party other than with respect to a Contract that is not required to be listed or disclosed under this Article IV.

             SECTION 4.4    NO VIOLATIONS.  Except as set forth in
   SCHEDULE 4.4, the execution and delivery of this Agreement by the Seller Companies, the consummation of the transactions contemplated hereby and the compliance by the Seller Companies with the provisions hereof (a) will not violate the provisions of the certificate of incorporation, the bylaws or any other similar organizational instrument of any Seller Company; (b) will not violate any statute, law, ordinance, rule or regulation of any jurisdiction

                                    -14-
   applicable to any Seller Company, the Purchased Assets or the Business, including those applicable to the employment and employee benefits of any employees of the Business (each, an "Applicable Law"); (c) will not violate any Order of any Governmental Authority applicable to any Seller Company, the Purchased Assets or the Business; and (d) will not result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under any Contract, or result in the creation of any mortgage, lien, pledge, security interest, charge or other encumbrance of any kind and character ("Encumbrances") upon any of the Purchased Assets, except in the case of clauses (b), (c) and (d) as would not have a Material
   Adverse Effect.

             SECTION 4.5    FINANCIAL STATEMENTS.

             (a) Seller has delivered to Purchaser (i) unaudited combined balance sheets and income statements relating to the Business for the fiscal years ended December 31, 2003, 2004 and 2005 and for the six months ended June 30, 2006, (ii) audited balance sheets and income statements relating to each of Highland Australia and Highland UK for the fiscal years ended December 31, 2003 and 2004 and (iii) unaudited balance sheets and income statements relating to each of Highland Australia and Highland UK for the fiscal year ended December 31, 2005 and for the six months ended June 30, 2006 (collectively, the "Financial Statements"), a copy of each of which is included on
   SCHEDULE 4.5.

             (b) The Financial Statements (including the footnotes thereto) present fairly the financial condition and results of operations and cash flows of the Business at the respective dates indicated and for the respective periods then ended. Each of the Financial Statements described in clause (i) of SECTION 4.5(a) has been prepared in accordance with GAAP, and each of the Financial Statements described in clauses (ii) and (iii) of SECTION 4.5(a) has been prepared in accordance with generally accepted accounting principles in Australia or the United Kingdom, as applicable, in each case applied on a consistent basis, except in the case of unaudited financial statements for the absence of footnotes. The Business Records accurately and fairly reflect, in reasonable detail, all transactions and all items of income and expense, assets and liabilities and accruals relating to the Business.

             SECTION 4.6 RECEIVABLES. Except as set forth on SCHEDULE 4.6, all Receivables, whether reflected on the balance sheet of the Business included in the Financial Statements or otherwise, represent bona fide arm's length transactions in the ordinary course of business consistent with past practices ("Ordinary Course of Business") and are free and clear of all Encumbrances other than Permitted Encumbrances. Since June 30, 2006, (a) there have not been any write-offs as uncollectible of any Receivables, except for write-offs in the Ordinary Course of Business, and (b) there has not been a material change in the aggregate amount of such Receivables and other amounts owing to any Seller Company in connection with the Business or the aging thereof.

             SECTION 4.7 NO UNDISCLOSED LIABILITIES. None of the Seller Companies has any Liabilities of any nature relating to the Business that would be required under GAAP, to be reflected on a balance sheet or in the footnotes thereto, other than (a) Liabilities that are reflected or reserved against in the most recent balance sheet included in the Financial Statements or disclosed in the footnotes thereto, (b) Liabilities incurred since the date of such balance sheet in the Ordinary Course of Business, none of which has had or would have a Material Adverse Effect, and (c) Liabilities described on SCHEDULE 4.7.

             SECTION 4.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth on SCHEDULE 4.8, since June 30, 2006, the Seller Companies have conducted the Business only in the Ordinary Course of Business, and the Business has not experienced any change which individually or in the aggregate has had or would have a Material Adverse Effect. Except as set forth on SCHEDULE 4.8 and except as has had or would have a Material Adverse Effect, since that date, none of the Seller Companies

                                    -15-
   has taken any of the actions or permitted to occur any of the events prohibited by SECTION 6.1 or committed to do any of the foregoing in connection with the operation or conduct of the Business.

             SECTION 4.9    REAL PROPERTY.

             (a) OWNED REAL PROPERTY. None of the Seller Companies owns any real property used, held for use or intended to be used in connection with the Business.

             (b) LEASED REAL PROPERTY. SCHEDULE 4.9(b) sets forth a true and correct list of all real property and interests in real property that are leased or subleased by any Seller Company (the "Leased Real Property") and that are used, held for use or intended to be used in connection with the Business. Seller has made available to Purchaser true and correct copies of all such leases and subleases, each as amended to date. Except for the Leased Real Property, there are no other leases, subleases, licenses or other agreements under which any Seller Company uses or occupies or has the right to use or occupy, now or in the future, any real property in connection with the Business. Except as set forth on SCHEDULE 4.9(b):

                  (i) All of the land, buildings, structures and other improvements used by the Seller Companies in the conduct of the
        Business are included in the Leased Real Property.   None of the
        Seller Companies is a lessor or sublessor of, or makes available for use to any Person (other than the Selling Subsidiaries), (i) any Leased Real Property or (ii) any portion of any premises otherwise occupied by the Seller Companies in connection with the Business.

                  (ii) Except in each case as would not have a Material Adverse Effect, the Seller Companies have obtained all appropriate Permits, certificates of occupancy, licenses, easements and rights of way, including proofs of dedication, required to use and operate the Leased Real Property in the manner in which the Leased Real Property is currently being used and operated; and no such Permits, certificates of occupancy, licenses, easements and rights of way will be required as a result of the transactions contemplated hereby to be issued after the date hereof in order to permit the Purchaser Companies, following the Closing, to continue to own or operate the Leased Real Property in the same manner as currently owned or operated.

                  (iii) To the knowledge of Seller, the buildings, structures, fixtures, equipment, building mechanical systems (including electrical, heating and air conditioning systems), and other improvements in, on or within the Leased Real Property, are in adequate operating condition and repair for the purposes for which they are currently used by the Business, subject to reasonable wear and tear and continued repair and replacement in accordance with reasonable and customary business practice, and there are no deferred maintenance, repairs or unrepaired defects in the structural components comprising such buildings and building mechanical systems located thereon or therein that would have a Material Adverse Effect.

                  (iv) None of the Seller Companies has received written notice of and, to the knowledge of Seller, there is not any pending, threatened or contemplated condemnation proceeding affecting the Leased Real Property or any part thereof, or any sale or other disposition of the Leased Real Property or any part thereof in lieu of condemnation. The Leased Real Property has not suffered any material damage by fire or other casualty which has not heretofore been substantially repaired and restored.

                                    -16-
             SECTION 4.10   INTELLECTUAL PROPERTY.

             (a) "Intellectual Property" means any (i) patents, (ii) trademarks, service marks, trade names, brand names, trade dress, slogans, logos and internet domain names, (iii) inventions, improvements, discoveries, ideas, processes, formulae, designs, models, industrial designs, know-how, proprietary information, trade secrets, and confidential information, whether or not patented or patentable, (iv) copyrights, writings and other copyrightable works and works in progress, databases and software, (v) other intellectual property rights and foreign equivalent or counterpart rights and forms of protection of a similar or analogous nature or having similar effect in any jurisdiction throughout the world, (vi) registrations and applications for registration of any of the foregoing, and (vii) renewals, extensions, continuations, divisionals, reexaminations or reissues or equivalent or counterpart of any of the foregoing in any jurisdiction throughout the world. The term "Business IP" means any Intellectual Property owned by any Seller Company that is currently used, held for use or intended to be used primarily in the operation or conduct of the Business.

             (b) SCHEDULE 4.10(b) sets forth a true and correct list of the following Business IP included in the Purchased Assets: (i) utility patents and applications therefor; (ii) design patents and applications therefor; (iii) utility models and applications therefor;
   (iv) trademarks, trade names, brand names, logos, service marks (whether registered or unregistered), and all applications therefor;
   (v) registered copyrights and applications therefor; and (vi) domain names and domain name registrations. SCHEDULE 4.10(b) identifies the owner of each item listed thereon and, in the case of registrations and applications, the jurisdiction, application or registration number and date. The applicable Seller Company has properly executed and recorded all documents necessary to perfect its title, subject to the rights of third parties set forth in SCHEDULE 4.10(c) to all such Business IP set forth on SCHEDULE 4.10(b), has filed all documents and paid all Taxes, fees and other financial obligations required to be filed or paid through the date hereof to maintain in force and effect all Business IP set forth on SCHEDULE 4.10(b), and, except for fees and costs required to prosecute and maintain such Business IP in effect, none of the Seller Companies is obligated to make any payments of any kind in respect thereof.

             (c) SCHEDULE 4.10(c) sets forth a correct and complete list of all Contracts with respect to any Intellectual Property (excluding computer software licenses). Except pursuant to the Contracts listed on SCHEDULE 4.10(c), none of the Seller Companies has granted any options, licenses or agreements of any kind relating to the Business IP or the marketing or distribution thereof or has granted access or rights of use to any other Person other than its respective employees with respect to any Business IP. The Letter Agreement by and among Seller, Lelliott Robinson Consulting Pty Ltd. and Perigo Investments Pty Limited dated May 17, 2005 (the "Letter Agreement") and the trademark license set forth therein (the "Australian License") was terminated effective July 21, 2006 by agreement of the parties thereto and the Seller Companies have no continuing obligation or liability of any nature with respect to the Letter Agreement or the arrangements described therein, including the Australian License. Documentation evidencing the termination of the Letter Agreement and the Australian License has been delivered to Purchaser. Except pursuant to the Contracts listed on SCHEDULE 4.10(c), none of the Seller Companies is bound by or a party to any options, licenses or agreements of any kind relating to the Intellectual Property (excluding computer software licenses) of any other Person. Subject to the rights of third parties set forth in SCHEDULE 4.10(c), all Business IP is owned by the Seller Companies, free and clear of all Encumbrances other than Permitted Encumbrances.

             (d) The conduct of the Business by the Seller Companies as presently conducted and the services provided by the Seller Companies in connection therewith does not violate, conflict with or infringe the intellectual property rights of any other Person. To the knowledge of Seller, neither the conduct of any other Person's business, nor the nature of any of the services it provides, infringes upon any Business IP. Except as set forth on SCHEDULE 4.10(d), no claims are pending, or to the knowledge of

                                    -17-
   Seller, threatened, against any of the Seller Companies by any Person with respect to the ownership, validity, enforceability, effectiveness or use of any Business IP, and since January 1, 2003, neither Seller nor any of the Selling Subsidiaries has received any written communication alleging that Seller or any of the Selling Subsidiaries has violated any rights relating to the intellectual property of any Person in the operation or conduct of the Business.

             (e) The Seller Companies have taken all reasonable steps in accordance with customary business practice to establish policies and procedures requiring employees and agents to maintain the confidentiality of non-public information relating to the Business IP, including the inventions, trade secrets, know how and other proprietary rights of the Seller Companies, and to appropriately restrict the use thereof. To the knowledge of Seller, none of the Seller Companies is making unauthorized use of any confidential information or trade secrets of any Person in connection with the Business. To the knowledge of Seller, there has been no misappropriation of any material trade secrets or other material confidential or proprietary Business IP by any Person.

             (f) The Seller Companies own, or have sufficient license to use, all computer software, including source code, operating systems, data, databases, files, documentation and other materials related thereto, that is used primarily in or necessary for the conduct of the Business as currently conducted ("Computer Software"), and, except as set forth on SCHEDULE 4.10(f), the consummation of the transactions contemplated hereby will not conflict with, alter or impair any such rights or require the payment of any additional fees or amounts.
   SCHEDULE 4.10(f) sets forth a list of all material Computer Software (excluding Desktop Software). The Company has made available to Purchaser true and complete copies of all Contracts under which the Seller or any of the Selling Subsidiaries has the right to use Computer Software (other than Desktop Software) in connection with the Business. "Desktop Software" means any third party office productivity Computer Software that is licensed for use on desktop or laptop "PC-class" computers or related local area network servers other than by a written agreement executed by the licensee. Desktop Software includes software licensed by shrink wrap or click wrap licenses, the Microsoft Windows class of operating system software and Microsoft Office or similar office productivity software (including individual programs contained therein).

             SECTION 4.11   CONTRACTS.

             (a) SCHEDULE 4.11(a) sets forth a true and correct list, as of the date hereof, of all of the following Contracts (other than the Contracts and agreements listed in SCHEDULES 4.9(b), 4.10(c), 4.16,
   4.20 and 4.21) that primarily relate to the Business, true and correct copies of which have been made available to Purchaser:

                  (i) Consulting, independent contractor or employment agreements;

                  (ii) employee collective bargaining agreements or other similar Contracts with any labor union, organization, association or any related award of a Governmental Authority;

                  (iii) covenants of any Seller Company not to compete or other covenants materially restricting the development, marketing or provision of any services of the Business;

                  (iv) master agreements or preferred provider agreements for the provision of executive search services to any customers of the Seller Companies and Contracts governing search projects of the Seller Companies that are in-process as of the date hereof;

                                    -18-
                  (v) lease or similar Contracts with any Person under which (A) any Seller Company is lessee of, or holds or uses, any equipment, vehicle or other tangible personal property owned by any Person in connection with the Business or (B) any Seller Company is a lessor or sublessor of, or makes available for use by any Person, any tangible personal property, that, in each case, has an aggregate future liability or receivable, as the case may be, in excess of $150,000 or is not terminable by the applicable Seller Company by notice of not more than 60 days without payment or penalty;

                  (vi) Contracts under which any Seller Company has borrowed any money from, established a line of credit with, or issued any note, bond, debenture or other evidence of indebtedness to, any Person, in each case that individually is in excess of $150,000;

                  (vii) Contracts under which (A) any Person has directly or indirectly guaranteed indebtedness, liabilities or obligations of the Seller Companies in connection with the Business or (B) any of the Seller Companies has directly or indirectly guaranteed indebtedness, liabilities or obligations of any Person, in each case that individually is in excess of $150,000;

                  (viii) Contracts for any joint venture, partnership or similar agreement;

                  (ix) Contracts granting an Encumbrance other than a Permitted Encumbrance upon any assets or properties used, held for use or intended for use in connection with the Business;

                  (x) Contracts providing for indemnification of any Person with respect to liabilities relating to the Business (other than Contracts entered into in the Ordinary Course of Business that do not relate primarily to indemnification obligations, but contain customary provisions incidental to such Contracts);

                  (xi) powers of attorney (other than a power of attorney given in the Ordinary Course of Business with respect to routine Tax matters);

                  (xii) confidentiality agreements (other than (A) Contracts that do not relate primarily to confidentiality or non-disclosure obligations, but contain customary provisions incidental to such Contracts and (B) customary Contracts entered into in the Ordinary Course of Business that impose confidentiality and non-disclosure obligations on parties to any such Contracts other than the Seller Companies);

                  (xiii) Contracts providing for the provision of products and services by or to any Seller Company in connection with the Business involving payment to or by, as the case may be, the applicable Seller Company of more than $150,000 or extending for a term more than 180 days from the date of this Agreement (unless terminable by the applicable Seller Company without payment or penalty upon no more than 60 days' notice);

                  (xiv) Contracts with or Permits by or from any Governmental Authority;

                  (xv) currency exchange, interest rate exchange, commodity exchange or similar Contracts; and

                  (xvi) any other Contracts to which any Seller Company is a party or by or to which such Seller Company or any of its assets or business is bound or subject to in connection with operation or conduct of the Business that has an aggregate future liability to any Person in

                                    -19-
        excess of $150,000 or is not terminable by the applicable Seller Company by notice of not more than 60 days without payment or penalty.

             (b) All Contracts required to be listed in the Schedules hereto (which, for purposes of this entire SECTION 4.11, includes all such Contracts required to be listed or disclosed under this
   SECTION 4.11 and all such other Contracts required to be listed or disclosed under any other Section of this Article IV) are valid, binding and in full force and effect and are enforceable by the applicable Seller Company, in accordance with their respective terms, except to the extent that enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium, receivership and similar laws affecting the enforcement of creditors' rights generally and to general equitable principles. The Seller Companies have performed in all material respects all obligations required to be performed by them to date under all such Contracts, and none of the Seller Companies is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and, to the knowledge of Seller, no other party to any of such Contracts is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder. To the knowledge of Seller, none of the Seller Companies has received oral or written notice of the intention of any party to terminate any such Contract. Complete and correct copies of all such Contracts, together with all modifications and amendments thereto, have been made available to Purchaser.

             (c) SCHEDULE 4.11(c) sets forth each Contract to which any Seller Company is a party or by or to which any of such Seller Company's assets or business is bound or subject in connection with the operation or conduct of the Business (required to be listed or disclosed under this SECTION 4.11 or under any other Section of this
   Article IV) with respect to which consent of the other party or parties thereto must be obtained by virtue of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby to avoid the termination of such Contract, a breach, violation, default or penalty payment thereunder or any other change or modification to the terms thereof.

             (d) SCHEDULE 4.11(d) sets forth a true and complete list of all "off-limits" arrangements of the Seller Companies that restrict the Seller Companies' solicitation of any Persons with respect to the Seller Companies' search projects.

             SECTION 4.12 TITLE, SUFFICIENCY AND CONDITION OF ASSETS. The Seller Companies have good and valid title to, or a valid leasehold interest in, all material tangible and intangible assets used, held for use or intended for use in the conduct of the Business, free and clear of all Encumbrances, except (i) such Encumbrances as are set forth in SCHEDULE 4.12 (all of which shall be discharged prior to or at the Closing), (ii) mechanics', carriers', workmen's, repairmen's or other like liens or retention of title provisions arising or incurred in the Ordinary Course of Business and Encumbrances arising under (and only with respect to the equipment leased under) equipment leases with third parties entered into in the Ordinary Course of Business, (iii) Encumbrances for Taxes not yet due or which are being contested in good faith and (iv) other imperfections of title or encumbrances that do not, individually or in the aggregate, materially impair the continued use and operation of the assets to which they relate in the conduct of the Business as presently conducted (the Encumbrances described in clauses (i), (ii), (iii) and (iv) are hereinafter referred to collectively as "Permitted Encumbrances"). Except for services and assets to be provided through the Transition Services Agreement and except as set forth on SCHEDULE 4.12, the assets of the Seller Companies that the Purchaser Companies will acquire as a result of their acquisition of the Purchased Assets on the Closing Date represent all the assets necessary to conduct the Business in substantially the same manner as presently conducted and represent all the assets used, held for use or intended for use primarily in the conduct of the Business. All Equipment used regularly in the conduct of the Business is in adequate operating condition, normal wear and tear excepted, for the purpose for which it is currently being used by the Business.

                                    -20-
             SECTION 4.13 LITIGATION. SCHEDULE 4.13 sets forth each instance in which any Seller Company or any of their respective directors or officers (in their capacity as such) is, or within the past three years, has been, in connection with the Business, (a) subject to any outstanding injunction, judgment, temporary restraining order, preliminary or permanent injunction or other order, decree, ruling or charge ("Order"), or (b) a party to, or to the knowledge of Seller, threatened to be made a party to, any action, suit, claim, proceeding, hearing or investigation before any Governmental Authority, or by any third party, that, in the case of this clause
   (b), (i) seeks or sought, as applicable, equitable relief, or a payment in excess of $250,000, or (ii) questions or challenges the validity of this Agreement or any action taken or to be taken by any Seller Company pursuant to this Agreement or in connection with the transactions contemplated hereby. The items listed on SCHEDULE 4.13 are not reasonably expected, either individually or in the aggregate, to have a Material Adverse Effect.

             SECTION 4.14   NO DEFAULT; COMPLIANCE WITH LAWS; PERMITS.

             (a) Except as set forth on SCHEDULE 4.14(a), none of the Seller Companies is (i) in default or violation of any term, condition or provision of its certificate of incorporation, by-laws or other governing instrument or (ii) in default or violation of any term, condition or provision of any Applicable Law, Order, arbitration award, concession or grant, except in the case of CLAUSE (ii) for defaults or violations that would not, either individually or in the aggregate, have a Material Adverse Effect.

             (b) The Seller Companies have all licenses, permits, exemptions, consents, waivers, authorizations, rights, certificates of occupancy, franchises, orders or approvals of, and have made all required registrations with, any Governmental Authority that are material to the conduct of the Business as presently conducted (collectively, "Permits"). All of the Permits are valid and in full force and effect in all material respects and, except as set forth on
   SCHEDULE 4.14(b), are transferable to the applicable Purchaser Company. No violations are or have been recorded in respect of any Permit, no event has occurred that would allow revocation or termination or that would result in the impairment of any rights with respect to any such Permit, and no proceeding is pending or, to the knowledge of Seller, threatened, to revoke, limit or enforce any Permit, except for any of the foregoing would not, either individually or in the aggregate, have a Material Adverse Effect.

             (c) Except with respect to matters set forth on SCHEDULE 4.13, none of the Seller Companies has received any written communication since January 1, 2003 from a Governmental Authority that alleges that any of the Seller Companies is not in compliance with any Applicable Law, except for instances of noncompliance that would not, either individually or in the aggregate, have a Material Adverse Effect. This SECTION 4.14 does not relate to, and Seller makes no representations in this SECTION 4.14 with respect to, Taxes, which are the subject of SECTION 4.15; Benefit Plans, which are the subject of
   SECTION 4.16; employee and labor matters, which are the subject of
   SECTION 4.17; and environmental matters, which are the subject of
   SECTION 4.19.

             SECTION 4.15   TAXES.

             (a) Complete and correct copies of all Tax Returns and all amendments or modifications thereto filed or caused to be filed by any Seller Company in connection with the Business for the period beginning January 1, 2003 up to and including the quarter ended March 31, 2006 have been made available to Purchaser. Each such return reflects accurately all Liability for Taxes of the Business for the periods covered thereby and is complete and correct in all material respects. Except as set forth on
   SCHEDULE 4.15, the Seller Companies have filed all returns for Taxes required to be filed in connection with the Business and have paid all Taxes due with respect to such returns.

                                    -21-
             (b) There are no Encumbrances on any of the property or assets of the Business that arose in connection with any failure (or alleged failure) to pay any Taxes in connection with the Business, except for Encumbrances related to Taxes not yet due or for Taxes that a Seller Company is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established.

             (c) None of the Seller Companies is currently under examination by the Internal Revenue Service (the "IRS") or any other Governmental Authority with respect to Taxes. Except as set forth on
   SCHEDULE 4.15, none of the Seller Companies has been contacted by or is currently corresponding with any Governmental Authority with respect to the requirement to file Tax Returns and/or pay any Taxes. Except as indicated on SCHEDULE 4.15, no waivers of the statute of limitations have been given to or requested by any Governmental Authority.

             (d) All Taxes which the Seller Companies have been required by any Governmental Authority to collect or withhold have been duly collected or withheld (including any Taxes required by any Governmental Authority to be withheld by a Seller Company in respect of any amount paid or credited or deemed to be paid or credited by it to or for the account of or benefit of any Person, including any employees, officers or directors) and, to the extent required when due, have been or will be duly and timely paid or remitted to the appropriate Governmental Authority.

             (e) No claim has been made in writing by any Governmental Authority in any jurisdiction where the Seller Companies do not file Tax Returns that the Seller Companies are or may be subject to Taxes in that jurisdiction.

             (f) The Seller Companies have duly and timely collected all amounts on account of any Transfer Taxes (other than Transfer Taxes contemplated by SECTION 6.10) required by Applicable Law to be collected by it and have duly and timely remitted to the appropriate Governmental Authority any such amounts required by Applicable Law to be remitted by them.

             (g) The assets, properties, rights, contracts, claims and other assets being acquired by Heidrick Canada from Highland Canada represent all or substantially all of the assets used by Highland Canada in the operation or conduct of the Business.

             (h) Highland Australia will continue to operate the Business in Australia through the Closing Date.

             (i) Except as set forth on SCHEDULE 4.15, none of the Seller Companies is a party to any Tax allocation or sharing agreement.

             (j) For purposes of this Agreement, "Taxes" means all taxes, charges, fees, levies or other assessments, including all net income, gross income, alternative or add-on minimum, environmental, gross receipts, sales, use, goods and services, ad valorem, transfer, toll-gate, capital stock, franchise, profits, license, withholding, payroll, single business, employment, health insurance, Canada pension plan premiums or contributions, excise, severance, documentary, stamp, occupation, property, unemployment or other taxes, customs, duties, fees, assessments or charges of any kind whatsoever, and any installments with respect thereto, together with any interest penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign).

             (k) For purposes of this Agreement, "Tax Returns means all returns, declarations, reports, estimates, information returns, elections, consents, notices, forms, documents and statements
   (including all schedules, exhibits and other attachments thereto and any amendments thereto) relating to Taxes.

                                    -22-
             SECTION 4.16   EMPLOYEE BENEFIT PLANS.

             (a) SCHEDULE 4.16(a) sets forth a list of all employee benefit plans and arrangements maintained or contributed to or required to be contributed to by any Seller Company or an ERISA Affiliate, including employee pension benefit plans, as defined in
   Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any registered pension plan, as defined in subsection 248(1) of the Income Tax Act (Canada) (the "ITA"), employee welfare benefit plans, as defined in Section 3(1) of ERISA, deferred compensation plans, supplemental retirement plans, superannuation plans and complying superannuation funds, stock option plans, bonus or profit sharing plans, stock appreciation rights plans, stock purchase plans, medical, hospitalization, life, disability and other insurance plans, severance or termination pay plans and policies, vacation policies, life insurance arrangements, employment agreements, retention agreements, severance agreements and change in control agreements, applicable to, or for the benefit of, any employee of the Business (collectively, the "Benefit Plans"). An "ERISA Affiliate" shall mean any entity under "common control" with Seller or any Selling Subsidiary within the meaning of Section 4001(14) of ERISA. Seller has delivered or otherwise made available to Purchaser copies of all Benefit Plans, including plan documents and all amendments thereto, plan agreements, trust agreements, recordkeeping or service agreements, insurance contracts, summary plan descriptions or summaries thereof if no written plan document or summary plan description is available, IRS determination letters, actuarial reports, audit reports and annual reports on Form 5500 or annual information returns for the most recent plan year.

             (b) With respect to each Benefit Plan: (i) if intended to qualify under Section 401(a) of the Code, such plan has received a determination letter from the Internal Revenue Service stating that the plan as amended for GUST (as defined in Internal Revenue Service Revenue Procedures - 2002-6 and 2000-27) so qualifies and that its trust is exempt from taxation under Section 501(a) of the Code, and nothing has occurred since the date of such determination that would materially adversely affect such qualification or exempt status (or if intended to be registered under the ITA, such plan is duly registered and nothing has occurred that would affect its registered or tax-exempt status); (ii) such Benefit Plan has been timely amended to reflect the Economic Growth and Tax Relief Reconciliation Act of 2001;
   (iii) such Benefit Plan has been administered in accordance with its terms and all Applicable Laws, including ERISA and the Code, except for instances of noncompliance that would not, either individually or in the aggregate, have a Material Adverse Effect; (iv) to the knowledge of Seller, no breaches of fiduciary duty have occurred which are reasonably expected to give rise to liability on the part of any Seller Company; (v) no actions, suit, claims or disputes are pending, or, to the knowledge of Seller, threatened, that could give rise to material liability on the part of any Seller Company other than routine claims for benefits; (vi) no audits, inquiries, reviews, proceedings, claims or demands are pending with any Governmental Authority; (vii) all material reports, returns and similar documents required to be filed with any Governmental Authority or distributed to any Benefit Plan participant have been duly and timely filed or distributed; (viii) no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred that would give rise to material liability on the part of any Seller Company; (ix) all contributions to such Benefit Plan, all payments under the Benefit Plans (except those to be made from a trust qualified under Section 401(a) of the Code) and all payments with respect to the Benefit Plans for any period ending before the Closing Date have been paid, and to the extent unpaid, are reflected in the Financial Statements; and (x) no Benefit Plan is (A) a "Multiemployer Plan" within the meaning of Section 3(37) of ERISA or a multi-employer pension plan as defined under Applicable Law in Canada, (B) a "Multiple Employer Plan" within the meaning of Section 413(c) of the Code, or (C) a pension plan subject to Title IV of ERISA or the minimum funding requirements of Section 302 of ERISA or Section 412 of the Code.

             (c) With respect to each Benefit Plan that is a "welfare benefit plan" (as defined in Section 3(1) of ERISA) or similar plan in Canada, no such plan provides medical or death benefits with

                                    -23-
   respect to current or former employees of the Business or any of its ERISA Affiliates (or their dependents) beyond their termination of employment (other than to the extent required by Applicable Law, including Sections 601-609 of ERISA and Section 4980B of the Code).

             (d) Except as set forth on SCHEDULE 4.16(d), none of the Benefit Plans obligates any Seller Company to pay retention, separation, severance, termination or similar benefits as a result of any transaction contemplated by this Agreement or as a result of a "change in control" (as such term is defined in Section 280G of the Code) and will not accelerate the time of paying or vesting, or increase the amount of compensation, due to any individual, and none of the Benefit Plans otherwise limits or restricts any Purchaser Company's ability to terminate the employment of any employee for any reason with no liability.

             (e) Seller or one of its Affiliates maintains and is considered the sponsor of all Benefit Plans.

             (f) SCHEDULE 4.16(f) contains a complete list of the employees of the Business as of the date hereof, specifying their position, the employer entity, age (ages of Highland Canada employees are estimates only), salary, length of service, business location, commission, bonus and incentive entitlements, and bonus and incentive payments for the past two (2) years and identifying which employees are currently receiving long-term or short-term disability benefits or are absent from active employment on pregnancy, parental, adoption or any Family Medical Leave Act or similar leaves and their anticipated dates of return to active employment. Except as set forth on SCHEDULE 4.16(f), Highland UK has not made any outstanding offers of employment or engagement.

             (g) SCHEDULE 4.16(g) sets forth a summary of the standard arrangement by which commission payments are made to employees of the Business, as in effect on the date hereof. Except as set forth on
   SCHEDULE 4.16(g), no employee of the Business is entitled, by virtue of Contract or otherwise, to commission payments that deviate from the standard arrangement set forth in SCHEDULE 4.16(g).

             SECTION 4.17   EMPLOYEE AND LABOR MATTERS.

             (a) None of the Seller Companies is bound by a collective bargaining agreement or similar agreement with any labor or trade union, organization or association or any related award of a Governmental Authority, and no Seller Company has received any application or demand for recognition by any such labor or trade union, organization or association during the three years preceding the date hereof. None of the employees of the Business is represented by any union or similar trade organization or association of employees.

             (b) There is, and since January 1, 2003, there has been, no labor strike, slowdown, work stoppage or lockout, pending against or otherwise affecting the Business (and, to the knowledge of Seller, no such labor strike, slow down, work stoppage or lockout is threatened).

             (c) To the knowledge of Seller, none of the Seller Companies nor any of their representatives or employees has committed any unfair labor practice in connection with the operation of the Business. There is no unfair labor practice charge or complaint against any of the Seller Companies, or, to the knowledge of Seller, threatened, before the National Labor Relations Board, the Ontario Labour Relations Board, the Industrial Relations Commission of New South Wales, the Australian Industrial Relations Commission or any comparable Governmental Authority or court of competent jurisdiction.

             (d) To the knowledge of Seller, there is no event or circumstance which is reasonably likely to give rise to the filing of any unfair labor practice charge or complaint against any

                                    -24-
   Seller Company in connection with the operation or conduct of the Business; there are no pending, or, to the knowledge of Seller, threatened, individual or union grievances or arbitration proceedings against any Seller Company in connection with the operation or conduct of the Business, and there are no outstanding or unremedied union settlements or arbitration awards against any Seller Company in connection with the operation or conduct of the Business.

             (e) Except as set forth on SCHEDULE 4.17(e), there is no charge or complaint against any Seller Company pending before the United States Department of Labor, the Ontario Labour Relations Board, any provincial Ministry of Labour, any state department of labor, the Equal Employment Opportunity Commission, the Ontario Human Rights Commission, the Industrial Relations Commission of New South Wales, the Australian Industrial Relations Commission, the Human Rights and Equal Opportunity Commission, the Equal Opportunity Commission of Victoria, the Anti-Discrimination Board of New South Wales, any Governmental Authority or tribunal in the United Kingdom or any comparable federal, state, local or foreign human/civil rights organization or other Governmental Authority or court of competent jurisdiction, or, to the knowledge of Seller, threatened, relating to the employment or termination of employment of any current, prospective or former employee of the Business.

             (f) Highland Canada has materially complied with all requirements under the PAY EQUITY ACT of Ontario or any other similar provincial pay equity legislation. Highland Canada is not required to prepare or post any pay equity plan pursuant to the PAY EQUITY ACT of Ontario or any other similar provincial pay equity legislation.

             (g) Except as set forth on SCHEDULE 4.17(g), the Seller Companies have discharged in all material respects their respective obligations and have complied in all material respects with all Applicable Laws, with respect to salary, wages, commissions, bonuses, overtime pay, holiday pay, sick pay, vacation pay and all other benefits for the employees of the Business for all periods through the Closing.

             SECTION 4.18 CUSTOMERS AND SUPPLIERS. SCHEDULE 4.18 sets forth a list of the thirty largest customers and a list of the ten largest suppliers (measured by dollar volume) of the Business during each of the last two fiscal years. Since January 1, 2006 and as of the date hereof, none of the thirty largest customers during 2005 has
   (a) materially altered its pattern of payments in a manner inconsistent with past practices or (b) to the knowledge of Seller, made any material complaint regarding pricing or the quality of services of the Business, or demanded any price adjustment material to the Business. Since January 1, 2006 and as of the date hereof, to the knowledge of Seller, none of the thirty largest customers during 2005 has terminated or materially reduced, or has provided notice that it will terminate or materially reduce, its future use of the services of any of the Seller Companies with respect to executive searches and placement for reasons primarily relating to pricing or quality of services provided by such Seller Company.

             SECTION 4.19 ENVIRONMENTAL MATTERS. Except as set forth in SCHEDULE 4.19, (a) the Seller Companies have been and are in compliance with all applicable Environmental Laws, except for instances of noncompliance that would not, either individually or in the aggregate, have a Material Adverse Effect; (b) to the knowledge of Seller, none of the Leased Property is contaminated with any Hazardous Substance which could reasonably be expected to result in material liability relating to or require any remediation under any Environmental Law; (c) to the knowledge of Seller, no property formerly owned or operated by Seller or any Selling Subsidiary has been contaminated with any Hazardous Substance during or prior to such period of ownership or operation which could reasonably be expected to result in liability relating to or require any remediation under any Environmental Law; (d) there are no pending, or to the knowledge of Seller, threatened, actions, suits, claims, investigations or other proceedings under or pursuant to any Environmental Law in connection with the operation or

                                    -25-
  conduct of the Business; and (e) neither Seller nor any Selling
  Subsidiary would reasonably be expected to incur material liability for any Hazardous Substance disposal or contamination of any third party property or for release of any Hazardous Substance.

             As used herein, the term "Environmental Law" means any federal, state, provincial, local or foreign statute, law, regulation, treaty, agreement, order, decree, permit, authorization, common law or agency requirement relating to: (A) the protection, investigation or restoration of the environment, health, safety or natural resources,
   (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance, or (C) noise, odor, indoor air, employee exposure, wetlands, pollution, contamination or any injury or threat of injury to persons or property relating to any Hazardous Substance.

             As used herein, the term "Hazardous Substance" means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Law; (B) any petroleum, natural gas, natural gas liquids or coal product or by-product (including coal tar), any combustion waste, ash, sludge, asbestos-containing material, polychlorinated biphenyls, radioactive material, radon or any wastes related to exploration and production; and (C) any other substance which could reasonably be expected to be the subject of regulatory action by any Governmental Authority in connection with any Environmental Law.

             SECTION 4.20   RELATED PARTY TRANSACTIONS.   Except as set
   forth on SCHEDULE 4.20, no officer or, to the knowledge of Seller, employee of Seller or any of its Affiliates: (a) is a director, officer, more than 10% stockholder or employee of, or consultant to, any competitor, supplier or customer of the Business; (b) owns, directly or indirectly, in whole or in part, any portion or rights in the Purchased Assets; or (c) has any contractual relationship with the Business not otherwise disclosed in SECTION 4.11 or SECTION 4.16.

             SECTION 4.21 INSURANCE. SCHEDULE 4.21 contains a true and correct list of all insurance policies owned and maintained by the Seller Companies covering the properties, assets, employees and operations of the Business. All such policies are in full force and effect, all premiums due and payable thereon have been paid in full, and no default or other circumstance exists which would create the substantial likelihood of the cancellation or non-renewal of any such policy prior to the Closing Date.

             SECTION 4.22 BROKERS AND FINDERS. Except for BMO Capital Markets Corp. (formerly known as Harris Nesbitt Corp.), no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller or any of its Affiliates.

             SECTION 4.23 FULL DISCLOSURE. No representation or warranty made by a Seller Company in this Agreement (including those contained in the Schedules hereto) and no statement made by a Seller Company in any document or certificate delivered pursuant to SECTION 7.1(h), considered as a whole with all other representations, warranties and statements made by a Seller Company in this Agreement (including those contained in the Schedules hereto) and such documents and certificates, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

             SECTION 4.24 NO OTHER REPRESENTATIONS AND WARRANTIES. Except as set forth in this ARTICLE IV or the documents and certificates executed and delivered by a Seller Company pursuant to
   SECTION 7.1(h), none of the Seller Companies or any of their Affiliates or respective officers, directors, employees or representatives makes or has made any other representation or warranty, express or implied,

                                    -26-
   at law or in equity, in respect of the Seller Companies, the Business or the Purchased Assets. Any such representations or warranties are hereby expressly disclaimed.

                                  ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF PURCHASER

             Purchaser hereby represents and warrants to Seller as set forth below:

             SECTION 5.1 ORGANIZATION AND STANDING. Each of the Purchaser Companies is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all necessary power and authority to own, lease and operate its properties and to carry on its business as currently being conducted.

             SECTION 5.2 AUTHORIZATION, VALIDITY AND EXECUTION. Each Purchaser Company has all necessary power and authority (a) to execute and deliver this Agreement and the other agreements, documents and instruments to be executed by such Purchaser Company in connection with the transactions contemplated hereby (such other agreements, documents and instruments, the "Purchaser Documents"), (b) to perform (or cause to be performed) its obligations hereunder and thereunder and (c) to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each of the Purchaser Companies of this Agreement and the Purchaser Documents, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by the Board of Directors of each of the Purchaser Companies, and no other corporate or stockholder action on the part of the Purchaser Companies is necessary to authorize the execution and delivery by each of the Purchaser Companies of this Agreement and the Purchaser Documents and the consummation by it of the transactions contemplated hereby and thereby. This Agreement has been, and each of the Purchaser Documents will be on or prior to the Closing Date, duly executed and delivered by the Purchaser Companies, as applicable, and, assuming the due execution of this Agreement by the Seller Companies, is a legal, valid and binding obligation of each of the Purchaser Companies, enforceable against each in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium, receivership and similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

             SECTION 5.3 CONSENTS AND APPROVALS. Except as set forth in SCHEDULE 5.3, the execution, performance and delivery of this Agreement and the consummation of the transactions contemplated hereby do not require any of the Purchaser Companies to file any material notice, registration or filing with, or obtain any consent, approval, authorization, exemption or Permit from, any third party or from any Governmental Authority.

             SECTION 5.4 NO VIOLATION. The execution and delivery by the Purchaser Companies of this Agreement, the consummation by the Purchaser Companies of the transactions contemplated hereby and the compliance by the Purchaser Companies with the provisions hereof (a) will not violate the provisions of the certificate of incorporation or the bylaws of any Purchaser Company; (b) will not violate any statute, law, ordinance, rule or regulation applicable to any Purchaser Company; (c) will not violate any Order of any Governmental Authority applicable to any Purchaser Company; and (d) will not result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under any Contract to which any Purchaser Company is a party or by which any Purchaser Company is bound except in the case of clauses (b), (c) and
   (d) as would not have a material adverse effect on the Purchaser Companies, taken as a whole.

                                    -27-
             SECTION 5.5    AVAILABILITY OF FUNDS.  Purchaser has
   sufficient funds available (through existing credit facilities or otherwise) to enable the Purchaser Companies to consummate the transactions contemplated hereby and to permit the Purchaser Companies to perform all of their obligations under this Agreement.

             SECTION 5.6 LITIGATION. There is no action, suit or proceeding at law or in equity against any Purchaser Company pending or, to the knowledge of Purchaser, threatened which would, if decided adversely to any Purchaser Company, prohibit the transactions contemplated by this Agreement or which is reasonably likely to have a material adverse effect on any Purchaser Company's ability to consummate the transactions contemplated by this Agreement.

             SECTION 5.7 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any Purchaser Company.

                                 ARTICLE VI
                                  COVENANTS

             SECTION 6.1 CONDUCT OF BUSINESS PENDING THE CLOSING. During the period from the date of this Agreement to the Closing, the Seller Companies will each: (i) conduct the Business only in the Ordinary Course of Business and (ii) use commercially reasonable efforts to (A) preserve intact each of the Seller Companies, (B) keep available the services of the current officers of the Seller Companies and employees of the Business, (C) preserve the goodwill of those having business relationships with the Business, (D) preserve its relationships with customers, creditors and suppliers of the Business,
   (E) maintain the books, accounts and records of the Business in the Ordinary Course of Business, and (F) comply in all material respects with all Applicable Laws. Without limiting the generality of the foregoing, except as set forth in SCHEDULE 6.1, the Seller Companies will not, without the prior written consent of Purchaser:

             (a) except in the Ordinary Course of Business, sell, transfer or otherwise dispose of any of the Purchased Assets;

             (b) (i) increase the compensation of any employees or independent contractors of the Business, except pursuant to the terms of agreements or plans currently in effect and listed in the Schedules hereto, (ii) pay or agree to pay to any employees or independent contractors of the Business, any pension, retirement allowance, severance or other employee benefit not already required or provided for under any existing plan, agreement or arrangement listed in the Schedules hereto (iii) commit itself to any additional pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock option, stock appreciation right, group insurance, severance, retirement or other employee benefit plan, agreement or arrangement, or to any employment, retention or consulting agreement with or for the benefit of any employee or independent contractor of the Business, (iv) except as required by Applicable Law, amend in any respect any such plan, agreement or arrangement, (v) assume, enter into, amend, alter or terminate any labor or collective bargaining agreement by which the Business or its employees are affected, or (vi) hire any officer, director, employee, agent or other similar representative for or on behalf of the Business;

             (c)  (i) issue any debt securities of the Selling
   Subsidiaries or (ii) pledge or otherwise encumber the Purchased
   Assets;

                                    -28-
             (d) (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein, or
   (ii) otherwise acquire any assets other than in the Ordinary Course of Business;

             (e) adopt a plan of complete or partial liquidation or authorize or undertake a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

             (f) (i) make or change any Tax election, adopt or change any Tax accounting method, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund or credit or take or fail to take any other action if such action or failure to take such action would increase in any material respect the Tax liability of the Seller Companies or the Business, or (ii) file any income Tax Return other than those listed on SCHEDULE 6.1, including any amended Tax Returns;

             (g) change any of the accounting methods or accounting practices unless required by GAAP or Applicable Law;

             (h) offer discounts on the provision of services of the Business, except in the Ordinary Course of Business;

             (i) account for, manage or treat Receivables in any manner other than in the Ordinary Course of Business, or (without limiting the generality of the foregoing) write off as uncollectible any Receivable other than in immaterial amounts or in the Ordinary Course of Business;

             (j) neglect to make any expenditures to the extent budgeted in the most recent capital budget for the Business or consistent with the past practice of the Business;

             (k) (i) enter into new Contracts or modify, amend, terminate or renew any Contract, relating to the Business, in each case, which is material to the Business, except in the Ordinary Course of Business where (A) the term of any new Contract or any such modification, amendment or renewal does not exceed twelve months and
   (B) no loans or advances are made or extended to any customers in connection with any such Contract, modification, amendment or renewal, and no material rights or claims therein are waived, released or assigned, or (ii) enter into, modify, amend, or renew any Contract relating to the Business outside the Ordinary Course of Business or on a basis not consistent with past practice if the dollar value of such Contract is or would be in excess of $150,000 or the Contract would have an initial term, or renewal or extension of terms, of greater than twelve months;

             (l) settle any claims, actions, arbitrations, disputes or other proceedings (i) that would result in the Business being enjoined in any respect or (ii) for an amount which, in the aggregate, is in excess of $150,000;

             (m) waive any right, debt or claim of material value to the Business;

             (n) sell, assign, transfer, license, convey or permit to lapse any rights in any of the Business IP, or disclose to any Person (other than in the Ordinary Course of Business) or otherwise dispose of any trade secret, process or know-how not heretofore a matter of public knowledge, except pursuant to judicial Order or process;

             (o) permit any of the insurance policies of the Seller Companies covering the operations or conduct of the Business to be canceled or terminated or any of the coverage thereunder to lapse, without simultaneously securing replacement insurance policies which are in full force and effect and provide coverage substantially similar to or greater than under the prior insurance policies; or

                                    -29-
             (p) authorize or enter into a Contract to do any of the foregoing.

             SECTION 6.2 CONSENTS. Prior to the Closing, Seller and Purchaser shall use commercially reasonable efforts to make or cause to be made promptly all registrations, filings and applications, to give all notices and to obtain all governmental and third party consents, Orders, qualifications and waivers necessary for the consummation of the transactions contemplated by this Agreement or that thereafter might be necessary to effectuate the transfer of any Permit or authorization, provided, however, that commercially reasonable efforts shall not include any requirement of any Party to commence any litigation or offer or grant any accommodation (financial or otherwise) to any other Person.

             SECTION 6.3    IMPLEMENTING AGREEMENT; FURTHER ASSURANCES;
   COOPERATION.

             (a) Subject to the terms and conditions hereof, each Party shall take all action required to fulfill its obligations hereunder and shall otherwise use all commercially reasonable efforts to facilitate the consummation of the transactions contemplated hereby.

             (b) The Parties agree to execute and deliver all such other instruments and take all such other action as any Party may reasonably request from time to time, before or after Closing and without payment of further consideration, in order to effectuate the transactions provided for herein. The Parties shall cooperate fully with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations under this Agreement, including the preparation of financial statements and Tax Returns.

             (c) For a period of seven (7) years after the Closing Date, each Party shall provide, and shall cause its appropriate personnel to provide, when reasonably requested to do so by another Party, access to all Tax, financial and accounting records and any other records transferred to Purchaser or retained by Seller, as applicable, in accordance with this Agreement and the right to make copies or extracts therefrom at its expense. Neither Party shall, nor shall it permit its Affiliates to, intentionally dispose of, alter or destroy any such records without giving thirty (30) days' prior written notice to the other Party and permitting the other Parties hereto, at their expense, to examine, duplicate or repossess such records. Each Party agrees to cooperate with the other party in the preparation for and prosecution of the defense of any claim, action or cause of action arising out of or relating to any Liability relating to the Business that arose prior to the Closing and that, in the case of Purchaser, has been assumed by Purchaser, or, in the case of Seller, has been retained by Seller, including by making available evidence within the cooperating Party's control and persons needed as witnesses employed by the cooperating Party, as reasonably needed for such defense. The requesting Party shall reimburse the cooperating Party for its actual out-of-pocket costs relating to its cooperation under this SECTION 6.3(c) and for a pro rata portion of the salary (including fringe benefits, with such pro rata portion determined based upon the time spent in connection with such cooperation) and for travel and subsistence expenses directly relating to the cooperation of any of the cooperating Party's employees who assist the requesting Party. Notwithstanding the provisions of this SECTION 6.3(c), while the existence of an adversarial proceeding between the Parties will not abrogate or suspend the provisions of this SECTION 6.3(c), as to records or other information directly pertinent to such dispute, the Parties may not utilize this SECTION 6.3(c) but rather, absent agreement, must utilize the available rules of discovery.

             SECTION 6.4 NOTIFICATION. During the period prior to the Closing Date, each of the Parties shall, promptly after obtaining knowledge of the occurrence or the impending occurrence of any fact or event which would cause or constitute a Material Adverse Effect with respect to Seller, or a material breach of any of the representations and warranties in this Agreement made by the Seller Companies or the Purchaser Companies, as of the Closing Date, give detailed written notice thereof to the

                                    -37-
   other Parties hereto; and such notifying Party shall use its commercially reasonable efforts to prevent or promptly to remedy such breach. No disclosure by any Party pursuant to this SECTION 6.4 shall be deemed to amend or supplement the Schedules hereto or to cure or waive any misrepresentation or breach of warranty.

             SECTION 6.5 PURCHASER'S INSPECTION RIGHTS. Seller shall give to Purchaser and its designated employees or representatives prompt and full access, during regular business hours of Seller to all facilities, properties, assets, books, documents, Contracts, Tax Returns, employees and records of the Seller Companies relating to the Business, and shall furnish promptly to Purchaser and its representatives any information concerning the Seller Companies relating to the Business as Purchaser may reasonably request; PROVIDED, HOWEVER, that such access does not unreasonably disrupt the normal operations of Seller.

             SECTION 6.6    CONFIDENTIALITY; PUBLICITY.

             (a) Prior to the Closing, each of the Purchaser Companies agrees that any information contained in the Schedules hereto or otherwise provided to the Purchaser Companies pursuant to this Agreement shall be held by the Purchaser Companies as confidential information in accordance with, and shall be subject to the terms of, that certain Non-Disclosure Agreement between Seller and Purchaser dated as of March 27, 2006 entered into in connection with the transactions contemplated hereby (the "Confidentiality Agreement"). Effective upon the Closing, the Confidentiality Agreement shall terminate with respect to information relating solely to the Business; PROVIDED, HOWEVER, that each of the Purchaser Companies acknowledges that any and all other information provided to it by Seller concerning Seller's operations other than the Business shall remain subject to the terms and conditions of the Confidentiality Agreement after the Closing Date.

             (b) The Parties acknowledge that this Agreement and the transactions contemplated hereby are of a confidential nature and shall not be disclosed prior to the Closing except to those employees, consultants and advisors with a need to know such information or as required by Applicable Law. None of the Parties hereto shall make or cause to be made any public disclosure prior to the Closing with respect to the transactions contemplated hereby or this Agreement without the prior agreement of the other Parties, except as required by Applicable Law or any listing agreement with a national securities exchange. The Parties shall use commercially reasonable efforts to provide the other Party with a reasonable opportunity to review and make reasonable comments on any press release or other public disclosure prior to the Closing. Subject to such prior consultation, the Parties agree that each of Seller and Purchaser may issue a press release and file a Form 8-K with the Securities and Exchange Commission in connection with the execution of this Agreement.

             (c) For a period of five years after the Closing Date, Seller will not, and will not permit its accountants, counsel, consultants, advisors and agents (collectively, "Representatives") and its Affiliates to, directly or indirectly, disclose or use or authorize, license or otherwise permit other Persons to use in any way that is detrimental to the Purchaser Companies or the Business any trade secrets or other information which is confidential, proprietary or otherwise not publicly available, including any confidential data, know-how or information relating to the business practices, products, customers, prospects, suppliers, research and development, ideas, designs, discoveries, inventions, techniques, equipment, marketing, sales, methods, manuals, strategies or financial affairs (collectively, the "Confidential Information") about the Purchaser Companies, the Purchased Assets and the Business. The obligation of Seller, its Affiliates and its Representatives to hold any such information in confidence will be satisfied if each exercises the same degree of care with respect to such information as it would take to preserve the confidentiality of its own similar information. In the event of a breach of the obligations hereunder by Seller, its Affiliates or its Representatives, the Parties agree that, in addition to all other

                                    -31-
   available remedies, Purchaser will be entitled to injunctive relief to enforce such obligations in any court of competent jurisdiction. Notwithstanding the foregoing, Confidential Information will not include such information which: (A) at the time of disclosure is publicly available or becomes publicly available through no act or omission of Seller, its Affiliates or its Representatives; (B) is disclosed or furnished to Seller after the Closing by a third Person that did not acquire the information under an obligation of confidentiality; or (C) is disclosed by Seller under compulsion of Applicable Law.

             SECTION 6.7    NONCOMPETITION AND NONSOLICITATION.

             (a) During the period beginning on the Closing Date and ending on the third anniversary of the Closing Date, Seller shall not, and shall not permit its Affiliates to, either alone or in conjunction with any other Person (including any Affiliate), directly or indirectly (including as a member, agent, shareholder or investor of any Person or in any other capacity), engage in, or own, manage, operate, join, control, or participate in the ownership, management, operation, or control of, or provide services to or for, or provide financial or other assistance to, any Person in, the selling, marketing or provision of any services that are the same or substantially similar to, or fulfill the same function as those provided, sold or marketed by the Business at any time prior to the Closing Date; PROVIDED, HOWEVER, that nothing in this Section shall preclude Seller or its Affiliates from (i) owning not more than 1% of the outstanding Capital Stock of any Person if such stock is listed on a national securities exchange or is regularly traded in the over-the-counter market by a member of a national securities exchange or (ii) owning or operating the business which it currently conducts other than the Business conducted under the name "Highland Partners." The geographic territory to which this Section extends is any country in which the Business has been conducted within the past three years.

             (b) Seller agrees that, from the date hereof through the third anniversary of the Closing Date, Seller shall not, and shall not permit its Affiliates to, directly or indirectly employ or solicit, receive or accept the performance of services by, any employee of the Seller Companies currently employed in the operation of the Business (excluding secretarial and clerical employees), that as of or after the Closing Date is employed by Purchaser or any of its Subsidiaries or Affiliates (other than those employees who have been terminated by Purchaser or any of its Subsidiaries or Affiliates and are not under contractual non-competition obligations to Purchaser or any of its Subsidiaries or Affiliates that would prohibit their employment by, or performance of services for, Seller or its Affiliates); provided, however, that the foregoing shall not prohibit solicitations to the public in general.

             (c) If any provision contained in this SECTION 6.7 is for any reason held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provisions of this SECTION 6.7, but this SECTION 6.7 will be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the intention of the Parties that if any of the restrictions or covenants contained in this SECTION 6.7 is held to cover a geographic area or to be of a length of time which is not permitted by Applicable Law, or in any way construed to be too broad or to any extent invalid, such provision will not be construed to be null, void and of no effect. Instead, the Parties agree that a court of competent jurisdiction will construe, interpret, reform or judicially modify this SECTION 6.7 to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as will be valid and enforceable under such Applicable Law.

             (d) Seller agrees that a violation of this SECTION 6.7 will cause irreparable injury to Purchaser, and Purchaser will be entitled, in addition to any other rights and remedies it may have at law or in equity, to apply for an injunction enjoining and restraining Seller and its Subsidiaries from doing or continuing to do any such act and any other violations or threatened violations of this SECTION 6.7, and Seller consents to the entry thereof. In the event that Seller is found to have breached any covenant in this

                                    -32-
   SECTION 6.7, the time period provided for in that covenant shall be tolled for so long as Seller is in violation of that covenant.

             SECTION 6.8    EMPLOYEE MATTERS.

             (a) At or prior to the Closing Date, Purchaser, Heidrick Canada or Heidrick Australia, as the case may be, shall extend offers of employment to each of those employees of the Business set forth on
   SCHEDULE 6.8(a) effective upon the Closing Date. Such offers shall be upon terms and conditions to be determined by the applicable Purchaser Company, subject to the final sentence of this SECTION 6.8(a), provided that those employees listed on SCHEDULE 6.8(a) as being offered a Key Employee Agreement shall receive offers of employment on the terms and conditions set forth in the Key Employee Agreement (all such employees who accept the applicable Purchaser Company's offer of employment are referred to as the "Non-UK Transferring Employees"). The Seller Companies shall terminate the employment of all the Non-UK Transferring Employees immediately prior to the Closing and shall cooperate with and use their reasonable best efforts to assist the Purchaser Companies in their efforts to secure satisfactory employment arrangements with such employees. On and after the Closing Date, the Purchaser Companies shall provide the Non-UK Transferring Employees with employee benefits comparable to those that are provided to similarly situated employees of the Purchaser Companies at such time, except as specifically provided in this SECTION 6.8 or the applicable Key Employee Agreement.

             (b) Seller and Purchaser acknowledge and agree that, subject to the right of any Highland UK employee to object to the transfer, the contracts of employment of those individuals listed in
   SCHEDULE 6.8(b) (or as may otherwise be agreed in writing by the parties) shall be transferred to Purchaser as of the Closing Date in accordance with the Transfer Regulations, and, subject to SECTION 1.4, Purchaser will assume the obligations and liabilities of Highland UK with respect to such employees as of the Closing Date. All such employees who do not object to the transfer are referred to as the "UK Transferring Employees".

                  (i) Subject to SCHEDULE 6.8(b)(i), Highland UK and Purchaser shall comply with their respective obligations under the Transfer Regulations. Each of Highland UK and Purchaser shall indemnify the other and shall keep it fully indemnified against all and any liabilities arising from or connected with its own failure to comply with the Transfer Regulations, provided, however, that if Highland UK complies with the program set forth in SCHEDULE 6.8(b)(i), which the Parties believe to be in compliance with the Transfer Regulations, then Purchaser shall indemnify Highland UK against all and any Liabilities arising from or connected with any breach of Regulations 13 and 14 of the Transfer Regulations.

                  (ii) Purchaser confirms that it has provided, or will provide prior to the Closing, Highland UK with details of any measures it envisages taking in respect of the UK Transferring Employees in accordance with its obligation under Regulation 13(4) of the Transfer Regulations.

                  (iii) Highland UK confirms that it has provided, or will provide prior to the Closing, to Purchaser employee liability information in accordance with its obligation under Regulation 11 of the Transfer Regulations.

                  (iv) Highland UK shall not, in connection with the consultation process carried out in accordance with Regulation 13 of the Transfer Regulations, give any undertaking, guarantee or other commitment in respect of any UK Transferring Employee without the prior written consent of Purchaser.

                                    -33-
             (c) With respect to any employee benefits that are provided to any Non-UK Transferring Employee or UK Transferring Employee (together the "Transferring Employees") under any employee benefit plan, program, arrangement or agreement maintained by Purchaser or its Affiliates after the Closing, Purchaser shall cause service accrued by such Transferring Employees during employment with Seller or its Affiliates prior to the Closing (to the extent recognized by Seller and its Affiliates) to be recognized by Purchaser and its Affiliates for purposes of eligibility, participation and vesting with respect to such employee benefits.

             (d) Seller shall pay all severance benefits that may be payable under any Benefit Plan associated with any employees of the Seller Companies that do not become Transferring Employees; provided, however, that Purchaser shall reimburse Seller for the amount of the severance benefit paid to the employees set forth on SCHEDULE 6.8(d) within five Business Days of written notice from Seller that Seller has made such severance payments to such employees, and Seller shall not be required to accrue a liability on the Preliminary Statement or the Final Statement with respect to such severance benefit.

             (e) To the extent that any Transferring Employees, or any employees of the Seller Companies, are parties to Contracts with Seller or any of its Subsidiaries or Affiliates that contain confidentiality, invention assignment and non-solicitation provisions relating to the Business IP ("Restrictive Covenants"), Seller agrees that it will not, and will not permit any of its Subsidiaries or Affiliates to enforce or attempt to enforce such Restrictive Covenants against such employees as they relate to the Business IP after the Closing.

             (f) Seller shall comply with the requirements of the WARN Act or any similar state, provincial or local law of the United States or any other jurisdiction with respect to any "plant closing" or "mass layoff," as those terms are defined in the WARN Act or such other applicable law, which may result from Seller's termination of the employment of any of its employees who are not Transferring Employees in connection with the transactions contemplated hereby through the Closing Date. Purchaser shall comply with the requirements of the WARN Act or any similar state, provincial or local law of the United States or any other jurisdiction with respect to any "plant closing" or "mass layoff," as those terms are defined in the WARN Act or such other applicable law, which may result from Purchaser's termination of the employment of any Transferring Employees after the Closing.

             (g)  Except as specifically provided in this SECTION 6.8,
   SECTION 1.3(d) or SECTION 1.3(e): (i) none of the Purchaser Companies shall adopt, become a sponsoring employer of, or have any obligations under or with respect to the Benefit Plans, and the Seller Companies shall be solely responsible for any and all liabilities and obligations that have been incurred under or in connection with any Benefit Plan; (ii) the Seller Companies shall remain solely responsible for any and all liabilities arising out of or relating to the employment or termination of employment of any employees of the Business who do not become Non-UK Transferring Employees or who are not UK Transferring Employees, whether such liabilities arise before, on or after the Closing Date; and (iii) the Seller Companies shall be solely responsible for, and shall pay when due, any and all liabilities arising out of or relating to the employment by any of the Seller Companies, or termination of employment by any of the Seller Companies, of any Transferring Employee. In addition, the Seller Companies (A) shall pay any bonuses and similar amounts payable to Transferring Employees that are due prior to or on the Closing Date, or due after the Closing Date as a result of the consummation of the Closing, in each case according to the Benefit Plans applicable to such Transferring Employees and (B) shall accrue on the Preliminary Statement and the Final Statement untaken entitlements to vacation, annual leave and long service leave for the Transferring Employees, and the amount set forth on SCHEDULE 6.8(g), representing the portion of bonuses and similar amounts that would be payable to the Transferring Employees at a later date for the current compensation year attributable to actual performance through the Closing Date. Purchaser shall pay to each Transferring Employee his or her share of such aggregate bonus amount for the current

                                    -34-
   compensation year on the date on which such bonus amounts would have become due under Seller's bonus plan so long as such Transferring Employee is still then employed by Purchaser or its Affiliates.

             (h) Nothing contained in this Agreement shall create any third party beneficiary rights in any Transferring Employee or any beneficiary or dependents thereof, with respect to the compensation, terms and conditions of employment and benefits that may be provided to any Transferring Employee by Purchaser.

             (i) Except to the extent set forth in any written Contract with such employee executed in connection with the consummation of the transactions contemplated hereby or which is assumed by Purchaser pursuant to SECTION 6.8(b), nothing contained in this Agreement shall confer upon any Transferring Employee any right with respect to continued employment by any of the Purchaser Companies, nor shall anything herein interfere with the right of the Purchaser Companies to terminate the employment of any Transferring Employee at any time, with or without cause, following the effective date of his or her employment with the Purchaser Companies, or restrict the Purchaser Companies in the exercise of their independent business judgment in modifying any of the terms and conditions of the employment of the Transferring Employees. Notwithstanding the foregoing, if any of the Purchaser Companies terminates any Transferring Employee within twelve months after the Closing, then Purchaser shall pay a separation benefit to such Transferring Employee at least equal to the amount set forth on SCHEDULE 6.8(i) for such Transferring Employee, provided, however, that Seller shall be responsible for the separation benefit payable to any Transferring Employee who is leverage personnel assigned to a partner of the Business, if (A) such partner does not enter into a Key Employee Agreement (or, in the case of a partner who is a UK Transferring Employee, does not deliver a letter advising that such partner does not object to the transfer of his or her employment to Purchaser) and Purchaser terminates the leverage personnel assigned to such partner within 30 days after the Closing or (B) such partner enters into a Key Employee Agreement (or delivers a letter of non-objection), but voluntarily terminates his or her employment with Purchaser within three months after the Closing and Purchaser terminates the leverage personnel assigned to that partner within 30 days thereafter.

             (j) At the Closing, Purchaser shall reimburse Seller for $50,000 of the bonus to be paid by Seller to the employee set forth on
   Schedule 6.8(j) if such employee accepts employment with Heidrick
   Australia.

             SECTION 6.9 CONTINUED USE OF "HIGHLAND" NAME. Notwithstanding anything to the contrary stated herein, Purchaser grants Seller a limited, non-exclusive, perpetual, worldwide, non-transferable, royalty-free right to use the tradename "Highland" solely and strictly as part of the name "Hudson Highland" for use strictly in Seller's corporate name and in the names of Seller's Subsidiaries and Affiliates.

        SECTION 6.10   TRANSFER TAXES.

             (a) Notwithstanding anything to the contrary contained herein, but subject to SECTION 9.2, Purchaser and Seller shall each be liable for and shall pay 50% of all sales, use, value added, goods and services, documentary, stamp, gross receipts, registration, transfer, capital, conveyance, excise, recording, license and other similar Taxes and fees ("Transfer Taxes"), if any, arising out of or in connection with or attributable to the transactions effected pursuant to this Agreement, and Purchaser and Seller shall cooperate in timely making all filings, returns, reports and forms as may be required to comply with the provisions of such Tax Laws.

             (b) Purchaser and Seller shall cooperate with each other in attempting to minimize Transfer Taxes, if any.

                                    -35-
             (c) Purchaser shall provide to Seller, and Seller shall provide to Purchaser, all exemption certificates with respect to Transfer Taxes that may be provided for under Applicable Law. Such certificates shall be in the form, and shall be signed by the proper Party, as provided under Applicable Law. Without limiting the foregoing, at the Closing, Heidrick Canada and Highland Canada shall execute jointly an election under Section 167 of the Excise Tax Act (Canada) to have the sale of the assets of Highland Canada take place on a GST-free basis under Part IX of the Excise Tax Act (Canada). Heidrick Canada and Highland Canada shall make such election in prescribed form containing the prescribed information and Heidrick Canada shall file such election with its GST return for the reporting period in which the sale of the assets of Highland Canada takes place. Heidrick Canada represents that it is a "registrant" under Part IX of the Excise Tax Act (Canada).

             (d) The Parties agree that the supply of the Purchased Assets owned by Highland Australia is a supply of a GST-free going concern for the purposes of the A NEW TAX SYSTEM (GOODS AND SERVICES
   TAX) ACT 1999 (Cth).

             SECTION 6.11 NO SOLICITATION. From the date hereof through the Closing, neither Seller nor any of the Selling Subsidiaries, will, nor will Seller authorize or permit any Affiliate of Seller or any officer, director or employee of Seller or any Affiliate thereof, or any investment banker or other Representative retained by Seller or an Affiliate of Seller, to (a) directly or indirectly, solicit, initiate, encourage or participate in any way (including by way of furnishing information) in any discussion or negotiations with any Person or other entity or group (other than Purchaser or an Affiliate of Purchaser) concerning any merger, consolidation, sale of assets, sale of Capital Stock or similar transactions relating to the Purchased Assets or the Business (each, an "Acquisition Proposal"), (b) disclose, directly or indirectly, to any Person considering an Acquisition Proposal any information concerning the Purchased Assets or the Business, or (c) enter into any understanding, agreement or commitment with any third party concerning any merger, consolidation, sale of assets, sale of Capital Stock or similar transaction relating to the Purchased Assets or the Business. Seller will promptly notify Purchaser of any Acquisition Proposal and will promptly provide Purchaser with such information regarding the Acquisition Proposal as Purchaser may request.

             SECTION 6.12 ADDITIONAL FINANCIAL STATEMENTS. Seller will furnish Purchaser with an unaudited balance sheet and an unaudited consolidated income statement for the Business for each full quarterly period prior to the Closing Date as soon as they become available. Seller will prepare each of the additional unaudited consolidated financial statements (i) on a basis consistent with the Financial Statements and (ii) in compliance with the representations and warranties set forth in SECTION 4.5 with respect to the Financial Statements.

             SECTION 6.13 TERMINATION OF RELATED PARTY ARRANGEMENTS. Seller and the Selling Subsidiaries shall cause all Contracts described in SCHEDULE 4.20, other than those listed in SCHEDULE 6.13, to be terminated immediately prior to the Closing with no further liability or obligation on the part of any party thereto.

             SECTION 6.14 TERMINATION OF ALL ENCUMBRANCES. Seller shall, at its own expense, procure and deliver to Purchaser at or prior to the Closing executed termination statements or releases sufficient to terminate all Encumbrances other than Permitted Encumbrances on the Purchased Assets, including under that certain Amended and Restated Loan and Security Agreement by and among Seller and certain of its Affiliates and Wells Fargo Foothill, Inc., dated as of June 25, 2003, as subsequently amended.

             SECTION 6.15   RELEASES FROM LETTERS OF CREDIT AND
   GUARANTEES. Purchaser shall use commercially reasonable efforts to obtain from the respective beneficiary, in form and substance

                                    -36-
   reasonably satisfactory to Seller, on or before the Closing, valid and binding written complete and unconditional releases of Seller and its Affiliates from any Liability arising on or after the Closing Date under the letters of credit and guarantees set forth on SCHEDULE 6.15. To secure such complete and unconditional releases, Purchaser shall provide substitute letters of credit, guarantees or other credit support with terms that are acceptable to the counterparty or make other arrangements as the counterparty and Purchaser may mutually agree. To the extent Purchaser does not obtain such complete and unconditional releases, in form and substance reasonably satisfactory to Seller prior to Closing, Purchaser shall indemnify, defend and hold harmless Seller and its Affiliates for any Losses arising out of or relating to such letters of credit and guarantees from and after the Closing until such time as Purchaser obtains such complete and unconditional releases.

             SECTION 6.16 BULK SALES LAW. The Parties each agree to waive compliance by the other with the provisions of the bulk sales law of any jurisdiction.

             SECTION 6.17 NEW YORK LEASE CANCELLATION. Purchaser agrees to vacate the office located at 622 Third Avenue, New York, New York, no later than February 28, 2007, unless Seller agrees to a later date. Within 30 days after Purchaser vacates such office, Purchaser shall pay to Seller a lease cancellation fee calculated in accordance with the formula set forth in SCHEDULE 6.17.

                                 ARTICLE VII
                            CONDITIONS TO CLOSING

             SECTION 7.1 CONDITIONS TO OBLIGATIONS OF PURCHASER. The obligations of the Purchaser Companies to consummate the transactions contemplated by this Agreement are conditioned upon the satisfaction or waiver, at or prior to the Closing, of the following conditions:

             (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Seller in this Agreement, as of the date hereof and as of the Closing Date shall be true and correct as though made as of such time or, to the extent that such representations and warranties expressly relate to a specific date, as of such specific date, except where the failure of such representations and warranties, individually or in the aggregate, to be so true and correct (without giving effect to any materiality or Material Adverse Effect qualifiers set forth therein) would not have a Material Adverse Effect;

             (b) COVENANTS. The Seller Companies shall have performed or complied in all material respects with all obligations and covenants hereunder required to be performed or complied with by the Seller Companies at or prior to the Closing Date;

             (c) NO PROHIBITIONS. No Applicable Law or Order shall have been enacted, entered, promulgated, enforced or issued by any Governmental Authority, and no litigation, proceeding or other legal restraint or prohibition shall be pending, threatened or in effect, that could reasonably be expected to (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect materially and adversely the right of the Purchaser Companies to own the Purchased Assets or to operate the Business;

             (d) GOVERNMENTAL APPROVALS. All material approvals, consents or authorizations under Applicable Laws required to be obtained prior to the Closing from any Governmental Authority in order to consummate the transactions contemplated hereby shall have been obtained;

             (e) KEY EMPLOYEES. Partners of the Business representing both (i) at least twenty-five of the thirty-five billing partners of the Business listed on SCHEDULE 7.1(e) and (ii) no less than 80%

                                    -37-
   of the revenue of the Business for the six-month period ended June 30, 2006 (calculated excluding revenue of the Business attributable to the employees of the Business set forth on SCHEDULE 6.8(d)) (collectively, the "Key Employees") shall have accepted employment with the Purchaser Companies and shall have duly executed employment agreements in the form attached hereto as EXHIBIT B (the "Key Employee Agreement") or, in the case of Key Employees who are UK Transferring Employees, shall have delivered a letter advising that they do not object to the transfer of their employment to Purchaser;

             (f) TRANSITION SERVICES AGREEMENT. Seller shall have executed a Transition Services Agreement with Purchaser providing for Seller to provide certain services to the Purchaser Companies, and Purchaser to provide certain services to the Seller Companies, for a period of six months after the Closing or such other period as Seller and Purchaser shall agree (the "Transition Services Agreement");

             (g) PREFERRED PROVIDER ARRANGEMENT. Seller and Purchaser shall have entered into an arrangement by which each agrees to refer to the other certain assignments that the referring Party does not wish to accept and which require services that are within expertise of the other Party (the "Preferred Provider Agreement"); and

             (h) DELIVERIES. Seller or the Selling Subsidiaries, as the case may be, shall have delivered to Purchaser each of the following:

                  (i) a certificate executed by a vice president or other executive officer of Seller, dated as of the Closing Date, to the effect that the conditions set forth in SECTION 7.1(a) and
        SECTION 7.1(b) have been satisfied;

                  (ii) a certificate executed by the corporate secretary or an assistant secretary of Seller certifying as of the Closing Date (A) a true and complete copy of the resolutions of the board of directors of Seller authorizing the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby and (B) incumbency matters;

                  (iii) certificates executed by an executive officer of each of the Selling Subsidiaries certifying as of the Closing Date (A) a true and complete copy of the resolutions of the board of directors of such Selling Subsidiary authorizing the execution, delivery and performance by such Selling Subsidiary of this Agreement and the consummation of the transactions contemplated hereby and (B) incumbency matters;

                  (iv) a certificate of the Secretary of State or other applicable Governmental Authority certifying the good standing of each Seller Company in its jurisdiction of organization (to the extent such a certificate is issuable in such jurisdiction) as of a date within seven days of the Closing Date;

                  (v) bills of sale, general assignments of trademarks and other instruments of assignment and transfer as may be reasonably necessary to vest in Purchaser all of the Seller Companies' right, title and interest in and to the Purchased Assets, in each case, in form and substance reasonably satisfactory to Purchaser, duly executed by Seller Companies;

                  (vi) a copy of the Transition Services Agreement, duly executed by each applicable Seller Company;

                  (vii) copies of the Key Employee Agreements, duly executed by the Key Employees;

                                    -38-
                  (viii) opinions of counsel from counsel to Seller in the forms attached hereto as EXHIBIT C;

                  (ix) copies reasonably acceptable to Purchaser of each of the Consents set forth in SCHEDULE 7.1(h)(ix);

                  (x) discharges, releases and UCC-3 termination statements adequate to discharge all Encumbrances on the Purchased Assets, other than Permitted Encumbrances, including an executed ASIC Form 312 to evidence the discharge of all Encumbrances on the Purchased Assets of Highland Australia; and

                  (xi) with respect to the Business conducted by Highland Canada, a purchase certificate in each jurisdiction where such a certificate is contemplated by Canadian law, and/or a clearance certificate from the relevant Worker's Compensation Board, Workplace Safety Insurance Board, or other similar entity.

             SECTION 7.2 CONDITIONS TO OBLIGATIONS OF SELLER AND THE SELLING SUBSIDIARIES. The obligations of Seller and the Selling Subsidiaries to consummate the transactions contemplated hereby are subject to the satisfaction or waiver, at or prior to the Closing, of the following further conditions:

             (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Purchaser in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof and as of the Closing Date as though made as of such time, or to the extent such representations and warranties expressly relate to a specific date, as of such specific date;

             (b) COVENANTS. The Purchaser Companies shall have performed or complied in all material respects with all obligations and covenants hereunder required to be performed or complied with by the Purchaser Companies at or prior to the Closing Date;

             (c) NO PROHIBITIONS. No Applicable Law or Order enacted, entered, promulgated, enforced or issued by any Governmental Authority or other legal restraint or prohibition preventing the purchase and sale of the Purchased Assets shall be in effect;

             (d) GOVERNMENTAL APPROVALS. All material approvals, consents or authorizations under Applicable Laws required to be obtained prior to the Closing from any Governmental Authority in order to consummate the transactions contemplated hereby shall have been obtained;

             (e) TRANSITION SERVICES AGREEMENT. Purchaser shall have executed the Transition Services Agreement with Seller;

             (f) PREFERRED PROVIDER ARRANGEMENT. Purchaser and Seller shall have entered into the Preferred Provider Arrangement; and

             (g) DELIVERIES. Purchaser shall have delivered to Seller each of the following:

                  (i) a certificate executed by a vice president or other executive officer of Purchaser, dated as of the Closing Date, to the effect that the conditions set forth in SECTION 7.2(a) and SECTION 7.2(b) have been satisfied;

                                    -39-
                  (ii) certificates executed by the corporate secretary or an assistant secretary of each of the Purchaser Companies certifying as of the Closing Date (A) a true and complete copy of the resolutions of the board of directors of such Purchaser Company authorizing the execution, delivery and performance by such Purchaser Company of this Agreement and the consummation of the transactions contemplated by this Agreement; and (B) incumbency matters;

                  (iii) a certificate of the Secretary of State or other applicable Governmental Authority certifying the good standing of each Purchaser Company in its jurisdiction of organization as of a date within seven days of the Closing Date;

                  (iv) instruments evidencing the assumption by the Purchaser Companies of the Assumed Liabilities, in form and substance reasonably acceptable to Seller, duly executed by the Purchaser Companies;

                  (v) counterparts to the Key Employee Agreements duly executed by the applicable Purchaser Company;

                  (vi) a counterpart to the Transition Services Agreement duly executed by each applicable Purchaser Company; and

                  (vii) opinions of counsel from counsel to Purchaser in the forms attached hereto as EXHIBIT D.

                                ARTICLE VIII
                               INDEMNIFICATION

             SECTION 8.1 INDEMNIFICATION BY SELLER. Subject to the limits set forth in SECTION 8.4(a), Seller hereby agrees to indemnify, defend and hold Purchaser, its Subsidiaries and Affiliates and their respective officers and directors (all of such Persons are collectively referred to herein as the "Purchaser Indemnified Parties") harmless from and in respect of any and all losses, damages, claims, liabilities, obligations, suits, actions, fees, Taxes, penalties, costs and expenses of any nature whatsoever (including reasonable legal fees and expenses), but excluding in each case, consequential, incidental, special or punitive damages (other than lost profits and any such damages resulting from fraud, and other than those actually paid by an Indemnified Party to a Person other than an Indemnified Party) (collectively, "Losses"), that any of them may incur arising out of, in connection with, relating to or caused by:

             (a) any inaccuracy or breach, or alleged inaccuracy or breach, of:

                  (i) any representation or warranty of Seller contained in this Agreement (including all representations and warranties included in Article IV of this Agreement) or in any agreement or certificate executed and delivered by any Seller Company pursuant to SECTION 7.1(h); or

                  (ii) any covenant, undertaking or other agreement of Seller contained in this Agreement or in any agreement or certificate delivered and executed by any Seller Company pursuant to SECTION 7.1(h);

             (b)  except as provided in the penultimate sentence of
   SECTION 3.3(c), the failure to obtain any consent with respect to any Contract which provides for or requires the consent of the other

                                    -40-
   party thereto to be obtained in connection with, or as a result of, the consummation of any of the transactions contemplated by this Agreement; or

             (c)  any Excluded Liability.

             SECTION 8.2 INDEMNIFICATION BY PURCHASER. Subject to the limits set forth in SECTION 8.4(b), Purchaser agrees to indemnify, defend and hold Seller, its Subsidiaries and Affiliates and their respective officers and directors ("Seller Indemnified Parties") harmless from and in respect of any and all Losses that any of them may incur arising out of, in connection with, relating to or caused by:

             (a) any inaccuracy or breach, or alleged inaccuracy or breach, of:

                  (i) any representation or warranty of Purchaser contained in this Agreement or in any agreement or certificate delivered by Purchaser pursuant to this Agreement or in any agreement or certificate executed and delivered by any Purchaser Company pursuant to SECTION 7.2(g); or

                  (ii) any covenant, undertaking or other agreement of Purchaser contained in this Agreement or in any agreement or certificate delivered by Purchaser pursuant to this Agreement or in any agreement or certificate delivered and executed by any Purchaser Company pursuant to SECTION 7.2(g);

             (b)  any Assumed Liability; or

             (c) the operation or ownership by the Purchaser Companies of the Business following the Closing, other than any Losses (i) for which Seller has an indemnification obligation pursuant to SECTION 8.1 or (ii) resulting from the Business not achieving Revenue levels for purposes of the Earnout Amounts.

             SECTION 8.3 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of the Parties contained in this Agreement or in any instrument delivered pursuant to
   SECTION 7.1(h) or SECTION 7.2(g) will survive the Closing Date and will remain in full force and effect (i) in the case of the representations and warranties contained in the first sentence of
   SECTION 4.1, SECTION 4.2 the first sentence of SECTION 4.12, SECTION
   5.1 and SECTION 5.2, at all times from and after the Closing; (ii) in the case of the representations and warranties contained in SECTION 4.10, until the date that is four years after the Closing; (iii) in the case of the representations and warranties contained in SECTION 4.15, until 60 days after the expiration of the applicable statute of limitations with respect to the matter to which the claim relates, as such limitation period may be extended from time to time (provided that in the case of such representations and warranties relating to Highland UK, until the date that is seven years after the Closing); and (iv) in the case of all other representations and warranties, until the date which is two years following the Closing Date; PROVIDED, HOWEVER, that, in each case, such representations and warranties shall survive beyond their respective periods with respect to any inaccuracy therein or breach thereof, notice of which shall have been duly given within such applicable period in accordance with
   SECTION 8.4(c). The covenants and agreements of the Parties contained in this Agreement or in any instrument delivered pursuant to SECTION 7.1(h) or SECTION 7.2(g) will survive the Closing and will remain in full force and effect at all times after the Closing, except any covenant or agreement to be performed by its terms prior to the Closing shall expire two years after the Closing. No claim for indemnification under this ARTICLE VIII may be brought for a breach of a representation, warranty or covenant after such representation, warranty or covenant has expired pursuant to the foregoing.

                                    -41-
             SECTION 8.4 LIMITATIONS ON INDEMNIFICATION OBLIGATIONS. Notwithstanding anything to the contrary contained herein:

             (a) Seller shall not be obligated to indemnify the Purchaser Indemnified Parties under SECTION 8.1(a)(i), (x) unless the aggregate of all Losses for which Seller would, but for this clause
   (x), be liable under SECTION 8.1(a)(i) exceeds on a cumulative basis $350,000, at which point the Purchaser Indemnified Parties shall be entitled to all indemnification amounts from Seller under SECTION 8.1(a)(i) in excess of the first $350,000 of Losses, provided, however that Seller shall be required to indemnify the Purchaser Indemnified Parties with respect to a breach of a representation or warranty only if the losses arising therefrom exceed $1,000 and such Losses shall be applied against the cumulative $350,000 amount only if such Losses exceed $1,000, or (y) for any Losses in excess of an amount equal to $7,800,000; PROVIDED, HOWEVER, that the limitations in this SECTION 8.4(a) shall not apply to any indemnification obligations arising from the representations and warranties set forth in the first sentence of
   SECTION 4.1, SECTION 4.3 and the first sentence of SECTION 4.12; and

             (b) Purchaser shall not be obligated to indemnify the Seller Indemnified Parties under SECTION 8.2(a)(i), (x) unless the aggregate of all Losses for which Purchaser would, but for this clause
   (x), be liable under SECTION 8.2(a) exceeds on a cumulative basis $350,000, at which point Seller shall be entitled to all indemnification amounts under SECTION 8.2(a) in excess of the first $350,000 of Losses, provided, however that Purchaser shall be required to indemnify the Seller Indemnified Parties with respect to a breach of a representation or warranty only if the losses arising therefrom exceed $1,000 and such Losses shall be applied against the cumulative $350,000 amount only if such Losses exceed $1,000, or (y) for any Losses in excess of an amount equal to $7,800,000; PROVIDED, HOWEVER, that the limitations in this SECTION 8.4(b) shall not apply to any indemnification obligations arising from the representations and warranties set forth in SECTIONS 5.1 and 5.2.

             (c)  NOTICE AND OPPORTUNITY TO DEFEND.

                  (i) If there occurs an event which a Party (an "Indemnified Party") asserts is an indemnifiable event pursuant to SECTION 8.1 or SECTION 8.2, the Indemnified Party shall notify the Party from which it is seeking indemnification (an "Indemnifying Party") promptly. If such event involves (A) any claim or (B) the commencement of any action or proceeding by a third Person, the Indemnified Party will give the Indemnifying Party prompt written notice of such claim or the commencement of such action or proceeding. Such notice shall be a condition precedent to any liability of the Indemnifying Party hereunder; PROVIDED, HOWEVER, that the failure to provide prompt notice as provided herein will relieve the Indemnifying Party of its obligations hereunder only to the extent that such failure materially prejudices the Indemnifying Party hereunder. In case any such action shall be brought against any Indemnified Party and the Indemnified Party shall notify the Indemnifying Party in writing of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel selected by the Indemnified Party and reasonably satisfactory to the Indemnifying Party and, after written notice from the Indemnifying Party to the Indemnified Party of such election so to assume the defense thereof, the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by such Party in connection with the defense thereof. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense thereof. The Indemnified Party agrees to reasonably cooperate with the Indemnifying Party and its counsel in the defense against any such asserted liability. Such cooperation shall include the retention and (upon the Indemnifying Party's request) the provision to the Indemnifying Party of records that are reasonably relevant to such third party claim, and making

                                    -42-
        employees available at the Indemnifying Party's expense (which shall include only reasonable out-of-pocket expenses actually incurred) on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Indemnified Party shall have the right to participate at its own expense in the defense of such asserted liability, it being understood, however, that the Indemnifying Party shall control such defense.

                  (ii) No Indemnifying Party shall consent to the entry of any judgment or enter into any settlement without the consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed; provided, however, that the Indemnified Party may refuse its consent to a bona fide offer of judgment or settlement that the Indemnifying Party wishes to accept if such proposed judgment or settlement (A) does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party of a release from all liability in respect to such claim, or (B) would result in the finding or admission of any violation of Applicable Law, or (C) would impose injunctive or other equitable relief against the Indemnified Party or could interfere with or adversely affect the business, operations or assets of the Indemnified Party. In such event, the Indemnified Party shall assume the defense of such matter at the sole expense of the Indemnified Party and the obligation of the Indemnifying Party to the Indemnified Party shall be equal to the lesser of (i) the amount of the bona fide offer of judgment or settlement that the Indemnified Party refused to accept plus the costs and expenses of the Indemnified Party prior to the date the Indemnifying Party notified the Indemnified Party of the offer of judgment or settlement and (ii) the actual Losses incurred by the Indemnified Party with respect to such matter.

                  (iii) Notwithstanding the foregoing, no Indemnifying Party shall be entitled to assume or control the defense of any third party claim (and the Indemnifying Party shall be liable for the fees and expenses of counsel incurred by the Indemnified Party in defending such third party claim) if (A) the third party claim seeks an Order, injunction or other equitable relief or relief for other than money damages against the Indemnified Party that the Indemnified Party reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages; or (B) the Indemnifying Party shall not have taken any action to defend such third-party claim within thirty (30) days of written notice of the claim. If the equitable relief or other relief portion of the third party claim can be so separated from that for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages. In the case of each of (A) through
        (C) above, the Indemnified Party shall have the right, but not the obligation, to conduct and control the defense thereof for the account of, and at the risk of, the Indemnifying Party, and the reasonable fees and disbursements of such Indemnified Party's counsel shall be at the expense of the Indemnifying Party. Notwithstanding anything in this Agreement to the contrary, the Indemnified Party, at the expense of the Indemnifying Party (which shall include only reasonable out-of-pocket expenses actually incurred), shall cooperate with the Indemnifying Party and keep the Indemnifying Party fully informed of the defense of such third-party claim conducted by such Indemnified Party. The Indemnifying Party shall have the right to participate in the defense of any third-party claim conducted by the Indemnified Party with counsel employed at its own expense. The Indemnifying Party shall have no indemnification obligations with respect to any Third-Party Claim that shall be settled by the Indemnified Party without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, delayed or conditioned.

                  (iv) The Parties shall, and shall cause their Affiliates to, reasonably cooperate with each other in connection with the prosecution, defense, settlement or performance of their agreements in this ARTICLE VIII. Without limiting the generality of the foregoing, as to all matters with respect to which a Party controls pursuant to SECTION 8.4(c), upon such Party's request, the

                                    -43-
        other Party shall, and shall cause its Affiliates to, (i) use its reasonable best efforts to waive all professional conflicts and take other reasonable steps necessary to allow any counsel representing the other Party with respect to such matters to represent the controlling Party (or its designee) with respect to such matters, (ii) make available to the controlling Party evidence within the other Party's control and persons needed as witnesses employed by the other Party or its Affiliates, as reasonably requested by the controlling Party for such prosecution, defense, settlement or performance and (iii) sign such documents, assign such rights, and take such actions as the controlling Party may reasonably request attendant to the defense or resolution of the matter.

             (d) Notwithstanding anything herein to the contrary, Seller shall not have any liability for Losses for any breach of any representation or warranty of Seller contained in this Agreement or in any agreement or certificate delivered and executed by any Seller Company pursuant to SECTION 7.1(h) if, at the time of the Closing, Purchaser had knowledge of such breach, Seller did not have knowledge of such breach, and Purchaser failed to notify Seller of such breach in accordance with SECTION 6.4. If a reserve (in the form of an accrued liability or an offset to an asset or similar item) was reflected on the Final Statement relating to any matter for which a Purchaser Indemnified Party would otherwise be entitled to indemnification under this ARTICLE VIII for breach of a representation or warranty, the obligation of the Indemnifying Party to indemnify for any Loss resulting from such matter shall be reduced by the full amount of the reserve as reflected on the Final Statement.

             (e) The obligation of any Indemnifying Party to indemnify the Indemnified Party against any Loss arising under this ARTICLE VIII shall be reduced (i) by the amount of any insurance proceeds actually received from third party insurers by the Indemnified Party with respect to such Loss or the underlying factors with respect thereto under any applicable policy (except to the extent that such insurance proceeds are received pursuant to a retrospective premium based policy) and (ii) to take into account any net Tax benefits realized by the Indemnified Party in the year of the Loss as a result of Loss or the underlying reasons therefor and taking into account (without duplication) the effect of receiving indemnification hereunder.

             (f) Purchaser and Seller agree to treat all indemnification payments made by Seller pursuant to this Agreement as adjustments to the Purchase Price for all income Tax purposes and to take no position contrary thereto in any Tax Return or proceeding before any tax Governmental Authority, except as otherwise required by Applicable Law or any applicable Order.

             SECTION 8.5 EXCLUSIVE REMEDY. Except for rights expressly provided in SECTIONS 2.5, 6.6(c), 6.7 and 11.12, the indemnification provisions of this ARTICLE VIII shall be the sole and exclusive remedy with respect to any and all claims arising out of or relating to breaches of representations and warranties contained in this Agreement and in certificates and instruments delivered pursuant to SECTION 7.1(h) and SECTION 7.2(g) or any covenant, undertaking or other agreement contained in this Agreement or in any certificate delivered pursuant to this Agreement.

                                 ARTICLE IX
                                 TAX MATTERS

             SECTION 9.1 CANADIAN TAX ELECTION. In accordance with the requirements of the ITA, the regulations thereunder, the administrative practice and policy of the Canada Revenue Agency and any applicable equivalent or corresponding provincial or territorial legislative, regulatory and administrative requirements, Heidrick Canada and Highland Canada shall make, in a timely manner, a joint election to have the rules in section 22 of the ITA, and any equivalent or corresponding provision under applicable provincial or territorial tax legislation, apply in respect of the Receivables of Highland Canada, and shall designate therein that portion of the Closing Payment allocated to the Receivables that

                                    -44-
   are the subject of such election in accordance with the procedures set out in SECTION 2.6 as the consideration paid by Purchaser to Seller. Highland Canada shall file such election with its Canadian Tax Return for the taxation year that includes the Closing Date.

             SECTION 9.2    UK VALUE ADDED TAX.

             (a) The Parties agree that the sale of the Purchased Assets by Highland UK to Purchaser pursuant to this Agreement does not constitute a supply for VAT purposes, being a sale together with the transfer of the portion of the Business owned by Highland UK to Purchaser as a going concern for the purposes of Section 49 of the Value Added Tax Act 1994 ("VATA") and Article 5 of the Value Added Tax (Special Provisions) Order 1995 SI 1995/1268, and that such portion of the Business being transferred to Purchaser is capable of separate operation. The Parties agree to cooperate with each other to use all reasonable efforts to secure that such Article 5 shall apply to the sale and, if appropriate, to agree the same in writing with Her Majesty's Revenue and Customs ("HMRC"). Seller shall (unless HMRC permits Highland UK (or any associated company) to retain such records) deliver to Purchaser all records relating to the portion of the Business owned by Highland UK referred to in Section 49 of VATA within 30 days of HMRC finally refusing (taking account of any appeal or objection) Highland UK (or any associated company) permission to retain such records. The Parties agree that the Purchase Price is exclusive of Value Added Tax ("VAT") such that if VAT is due in respect of any part of the Purchase Price, Purchaser shall pay to Highland UK the amount of VAT (together with any interest and penalties) due against the issue of a VAT invoice in respect thereof. Purchaser represents that it is registered for VAT.

             (b) Highland UK represents that it has exercised an election to waive exemption in respect of the Leased Real Property listed in Item 3 of SCHEDULE 4.9(b) (the "UK Leased Real Property") pursuant to the provisions of paragraph 2 of Schedule 10 of VATA ("VAT Election"). Purchaser (i) represents it has made a VAT Election under paragraph 2 of Schedule 10 of VATA in respect of the UK Leased Real Property which has effect and written notification of which has been provided to HMRC as required by paragraph 3(6) of Schedule 10 of VATA,
   (ii) agrees not to revoke its VAT Election referred to in clause (i) on or before Closing, (iii) agrees to provide to Seller a copy of the VAT Election and written notification referred to in clause (i) above, together with any acknowledgement or acceptance thereof received from HMRC, and (iv) hereby provides formal notice to Seller pursuant to
   Article 5(2A)(b) of the Value Added Tax (Special Provisions) Order 1995 that Article 5(2B) of such Order does not apply to Purchaser.

             SECTION 9.3 UK CAPITAL ALLOWANCES. Purchaser and Seller agree that the amount of the Purchase Price attributable to fixtures and fittings at the UK Leased Real Property for all purposes, including without limitation for the purposes of Part 2 of the Capital Allowances Act 2001 ("CAA"), is Pound Sterling 112,627. Purchaser and Seller agree that they will, or will cause Highland UK and the applicable Purchasing Company, respectively, to, jointly make an irrevocable election under Section 198 of the CAA and fix the amount attributable to such fixtures and fittings at Pound Sterling 112,627, and such election shall be made in accordance with Sections 200 and 201 of the CAA. The election referred to in this SECTION 9.3 shall be made within two years of the date of this Agreement and Purchaser and Seller shall, or shall cause Highland UK to, comply with their respective obligations under Section 201 of the CAA.

                                  ARTICLE X
                                 TERMINATION

             SECTION 10.1 TERMINATION. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated herein may be abandoned at any time prior to the Closing:

                                    -45-
             (a)  By the mutual consent of Seller and Purchaser;

             (b)  By either Seller or Purchaser:

                  (i) If the Closing shall not have occurred on or prior to October 31, 2006, or

                  (ii) If any Governmental Authority shall have issued an

        permanently restraining, enjoining or otherwise prohibiting the material transactions contemplated by this Agreement and such Order, ruling or other action shall have become final and non-appealable;

             (c) by Seller if (i) Purchaser breaches or fails to perform or comply with any of its covenants or agreements contained herein and such breaches or failures would result in the failure of a condition set forth in SECTION 7.2(b) to be satisfied, or breaches any of the representations and warranties made by Purchaser which would result in the failure of the condition set forth in SECTION 7.2(a) to be satisfied, (ii) Seller has notified Purchaser in writing of the breach, and (iii) the breach is incapable of being cured or has continued without cure for a period of ten days after the notice of breach; or

             (d) by Purchaser if (i) Seller breaches or fails to perform or comply with any of its covenants or agreements contained herein and such breaches or failures would result in the failure of a condition set forth in SECTION 7.1(b) to be satisfied, or breaches any of the representations and warranties made by Seller which would result in the failure of the condition set forth in SECTION 7.1(a) to be satisfied, (ii) Purchaser has notified Seller in writing of the breach and (iii) the breach is incapable of being cured or has continued without cure for a period of ten days after the notice of breach;

   PROVIDED, HOWEVER, that the Party seeking termination pursuant to clause (b), (c) or (d) is not in breach in any material respect of any of its material representations, warranties, covenants or agreements contained in this Agreement.

             SECTION 10.2   PROCEDURE AND EFFECT OF TERMINATION.

             (a) In the event of the termination and abandonment of this Agreement by Seller or Purchaser pursuant to SECTION 10.1(b), SECTION 10.1(c) or SECTION 10.1(d) hereof, written notice thereof shall forthwith be given to the other Party specifying the provision hereof pursuant to which such termination is made. If the transactions contemplated by this Agreement are terminated as provided herein:

                  (i) each Party will redeliver all documents, work papers and other material of any other Party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the Party furnishing the same; and

                  (ii) all confidential information received by any Party hereto with respect to the business of any other Party or its subsidiaries or affiliates shall be treated in accordance with the provisions of the Confidentiality Agreement, which shall survive the termination of this Agreement.

             (b) If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this SECTION 10.2, this Agreement shall become void and of no further force or effect, except for the provisions of ARTICLE XI and this SECTION 10.2.
   Nothing in this SECTION 10.2 shall be deemed to release any Party from any liability for any breach by such Party of the terms and provisions of this Agreement prior to termination.

                                    -46-
                                 ARTICLE XI
                                MISCELLANEOUS

             SECTION 11.1 EXPENSES. Whether or not the transactions contemplated hereby are consummated, and except as otherwise expressly provided herein, each Party will pay all of its own costs and expenses relating to the transactions contemplated by this Agreement, including the costs and expenses of its respective counsel, financial advisors and accountants.

             SECTION 11.2 GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

             (a) The interpretation and construction of this Agreement, and all matters relating hereto, will be governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within the State of Illinois without giving effect to any conflict of law provisions thereof, except that, notwithstanding clause (b) below, the Federal Arbitration Act, 9 U.S.C. Section 1-16, will govern all issues relating to the arbitrability and arbitration of any claim or dispute relating to, and any interpretation of,
   SECTION 2.3 or 2.4 and the enforcement of any determination pursuant thereto.

             (b) Each of the Parties agrees that any legal action or proceeding with respect to this Agreement may be brought in the federal and state courts located in the State of Illinois, and, by execution and delivery of this Agreement, each Party hereby irrevocably submits itself in respect of its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts in any legal action or proceeding arising out of this Agreement. Each of the Parties hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in the preceding sentence. Each Party hereby consents to process being served in any such action or proceeding by the mailing of a copy thereof to the address set forth in SECTION 11.3 below its name and agrees that such service upon receipt will constitute good and sufficient service of process or notice thereof. Nothing in this paragraph will affect or eliminate any right to serve process in any other manner permitted by law.

             (c) Each of the Parties hereby waives its rights to a trial by jury of any legal action or proceeding arising out of this Agreement, the Purchaser Documents or the Seller Documents or any transaction contemplated hereby or thereby in an legal action or proceeding brought by one Party against another.

             SECTION 11.3 NOTICES. Any notice or other communications required or permitted hereunder will be in writing and will be deemed to have been duly given if delivered in person, transmitted via facsimile (but only if followed by transmittal by recognized overnight courier or hand delivery), or sent by registered or certified mail, postage prepaid, or recognized overnight courier service addressed as follows:

             (a)  If to Purchaser:    Heidrick & Struggles
                                      International, Inc.
                                      4200 Sears Tower,
                                      233 South Wacker Drive
                                      Chicago, Illinois 60606
                                      Attention:  General Counsel
                                      Tel:  (312) 496-1612
                                      Fax:  (312) 496-1297

                                    -47-
                  with a copy to:     Schiff Hardin LLP
                                      6600 Sears Tower
                                      Chicago, Illinois 60606
                                      Attention:  Robert J. Minkus
                                      Tel:  (312) 258-5500
                                      Fax:  (312) 258-5600


                  If to Seller:       Hudson Highland Group, Inc.
                                      10 South Wacker Drive, Suite 2600
                                      Chicago, Illinois 60606
                                      Attention:  Latham Williams
                                      Tel:  (312) 795-4216
                                      Fax:  (312) 795-4299


                  with a copy to:     Foley & Lardner LLP
                                      777 East Wisconsin Avenue
                                      Milwaukee, Wisconsin 53202
                                      Attention:  Benjamin F. Garmer, III
                                      Tel:  (414) 271-2400
                                      Fax:  (414) 297-4900

   or such other address or number as will be furnished in writing by any such person, and such notice or communication will be deemed to have been given (a) as of the date so personally delivered or transmitted via facsimile, (b) on the third Business Day after the mailing thereof or (c) on the first Business Day after delivery by recognized overnight courier service.

             SECTION 11.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement, including the Exhibits, Schedules and other documents referred to herein, and the Confidentiality Agreement, constitutes the entire agreement of the Parties with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter, other than the Confidentiality Agreement. This Agreement may not be amended except by a written instrument executed by the Parties.

             SECTION 11.5 ASSIGNMENT. This Agreement may not be transferred, assigned, pledged or hypothecated by any Party (whether by operation of law or otherwise) without the prior written consent of the other Parties, except that Purchaser may assign all or a portion of its rights and obligations under this Agreement to one or more of its Subsidiaries; PROVIDED, HOWEVER, that in the event Purchaser assigns all or a portion of its rights and obligations under this Agreement, Purchaser hereby unconditionally and irrevocably guarantees to Seller and the Selling Subsidiaries the prompt and full discharge by such other Subsidiaries of Purchaser of all of Purchaser's obligations under this Agreement in accordance with the terms hereof. Purchaser also hereby agrees that, if such Subsidiaries of Purchaser fail to perform and discharge promptly all such obligations and liabilities in accordance with such terms, Purchaser will, forthwith, upon demand, perform and discharge the same, and Seller need not pursue any claims against any such Subsidiaries prior to proceeding directly against Purchaser. The unconditional obligation of Purchaser hereunder will not be affected, impaired or released by any extension, waiver or amendment (other than such Subsidiaries' performance). This Agreement will be binding upon and will inure to the benefit of the Parties and their respective successors and permitted assigns.

                                    -48-
             SECTION 11.6   INTERPRETATION.

             (a) The words "hereof," "herein" and "herewith" and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Paragraph, Exhibits and Schedule references are to the Articles, Sections, Paragraphs, Exhibits and Schedules of this Agreement unless otherwise specified. Whenever the words "include," "includes," "including" or similar expressions are used in this Agreement, they will be deemed to be followed by the words "without limitation." The words describing the singular number will include the plural and vice versa, and words denoting any gender will include all genders and words denoting natural persons will include corporations and partnerships and vice versa. The phrase "made available" in this Agreement will mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

             (b) The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

             (c) Any reference herein to any legislation or to any provision of any legislation shall include any amendment to, and any modification or re-enactment of, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

             (d) All references to dollar(s) or use of the $ symbol in this Agreement refer to U.S. dollars.

             SECTION 11.7   CERTAIN DEFINITIONS.  For purposes of this
   Agreement:

             (a) "Affiliate" shall have the meaning set forth in rule 12b-2 of the Securities Exchange Act of 1934, as amended;

             (b) "Business Day" means any day, other than Saturday or Sunday, on which banking institutions in the City of Chicago, Illinois are required to be open;

             (c) "Capital Stock" means any capital stock, partnership, membership, joint venture or other ownership or equity interest, participation or securities (whether voting or non-voting, whether preferred, common or otherwise, and including stock appreciation, contingent interest or similar rights) of a Person;

             (d) "knowledge" and words of similar import mean, with respect to Seller, the actual knowledge of the persons listed on Exhibit E hereto, and with respect to Purchaser, the actual knowledge of the persons listed on Exhibit F hereto;

             (e) "Material Adverse Effect" means any change, effect, event, occurrence or state of facts that (i) is materially adverse to, or has a materially adverse effect on, the business, condition (financial or otherwise), assets, liabilities or results of operations of the Business, taken as a whole, or (ii) materially adversely affects the ability of Seller and Purchaser to consummate the transactions contemplated by this Agreement in a timely manner, other than any change, effect, event, occurrence or state of facts (A) resulting from general economic, financial, regulatory or market conditions in any country in which the Business is operated or conducted, or (B) resulting from any action that is specifically required to be taken by, or from the failure to take any action that is specifically prohibited by, this Agreement;

                                    -49-
             (f) "Person" means any individual, corporation, partnership, limited liability company, association, joint stock company, joint venture, bank, Government Authority, trust or other organization or entity; and

             (g) "Subsidiary" means any corporation or other entity (including partnerships and other business associations and joint ventures) with respect to which a Person directly or indirectly owns at least a majority of the voting power represented by the outstanding Capital Stock or other voting securities or interests having voting power under ordinary circumstances to elect a majority of the directors or similar members of the governing body, or otherwise to direct the management and policies, of such corporation or other entity.

             SECTION 11.8 THIRD PARTY BENEFICIARIES. This Agreement will not benefit or create any rights, remedies or causes of action in or on behalf of any Person other than the Parties.

             SECTION 11.9 WAIVER. Except as otherwise provided in this Agreement, any failure of any of the Parties to comply with any obligation, covenant, agreement or condition herein may be waived by the Party entitled to the benefits thereof only by a written instrument signed by the Party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

             SECTION 11.10 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement (or any portion thereof) or the application thereof (or any portion thereof) is held by a Governmental Authority to be invalid, illegal or unenforceable in any respect, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

             SECTION 11.11 COUNTERPARTS; DELIVERY. This Agreement may be executed in counterparts and multiple originals, each of which shall be deemed an original, and all of which taken together shall be considered one and the same agreement. Each executed signature page to this Agreement and to each agreement and certificate delivered by a Party pursuant to this Agreement may be delivered by any of the methods described in SECTION 11.3, including via telecopier or e-mail, provided that such delivery is effected in accordance with the notice information provided for in SECTION 11.3.

             SECTION 11.12 SPECIFIC PERFORMANCE. The Parties acknowledge and agree that in the event of any breach of this Agreement, the non-breaching Party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that (a) the breaching Party will waive, in any action for specific performance, the defense of adequacy of a remedy at law and (b) the non-breaching Party shall be entitled, in addition to any other remedy to which the non-breaching Party may be entitled at law or in equity, to compel specific performance of this Agreement in any action instituted in accordance with SECTION 11.2 hereof.

             SECTION 11.13 HEADINGS. Headings of the Articles and Sections of this Agreement, the Table of Contents, the Index of Exhibits, the Exhibits, the Index of Defined Terms, and the Schedules hereto are for convenience of the Parties only, and shall be given no substantive or interpretative effect whatsoever.

             SECTION 11.14 SCHEDULES AND EXHIBITS. The Schedules and all Exhibits attached hereto are hereby incorporated by reference into, and made a part of, this Agreement. Any fact or item disclosed on any Schedule attached hereto shall be deemed disclosed on all Schedules to which such fact or item

                                    -50-

   may reasonably apply so long as such disclosure is in sufficient detail to enable a Party to identify the facts or items to which it applies.



                           *          *          *









































                                    -51-

             IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed, all as of the date first above written.


                            HUDSON HIGHLAND GROUP, INC.


                            By: /s/ John F. Chait
                                --------------------------------
                            Name:   John F. Chait
                            Title:  Chairman and Chief Executive Officer


                            HIGHLAND PARTNERS CO (CANADA)


                            By: /s/ Latham Williams
                                --------------------------------
                            Name:   Latham Williams
                            Title:  Secretary


                            HIGHLAND PARTNERS (AUST) PTY LTD


                            By: /s/ Latham Williams
                                --------------------------------
                            Name:   Latham Williams
                            Title:  Attorney


                            HIGHLAND PARTNERS LIMITED


                            By: /s/ Latham Williams
                                --------------------------------
                            Name:   Latham Williams
                            Title:  Attorney


                            HEIDRICK & STRUGGLES
                            INTERNATIONAL, INC.


                            By: /s/ Eileen A. Kamerick
                                --------------------------------
                            Name:   Eileen A. Kameric
                            Title:  Chief Financial OFficer


                            HEIDRICK & STRUGGLES CANADA, INC.


                            By: /s/ Kenneth J. Ashley
                                --------------------------------
                            Name:   Kenneth J. Ashley
                            Title:  Treasurer


                            HEIDRICK & STRUGGLES AUSTRALIA, LTD.


                            By: /s/ Kenneth J. Ashley
                                --------------------------------
                            Name:   Kenneth J. Ashley
                            Title:  Treasurer


                              -Signature Page-